SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.___)
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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
LIONS GATE ENTERTAINMENT CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LIONS GATE ENTERTAINMENT CORP.

1055 West Hastings Street, Suite 2200,	2700 Colorado Avenue, Suite 200
Vancouver, British Columbia V6E 2E9	Santa Monica, California 90404

NOTICE OF ANNUAL GENERAL MEETING
OF SHAREHOLDERS
To Be Held September 11, 2007

To Our Shareholders:

The 2007 Annual General Meeting of Shareholders of Lions Gate Entertainment Corp. will be held at the Four Seasons Hotel, Windows West Room, 21 Avenue Road, Toronto, Ontario, M5R 2G1, on Tuesday, September 11, 2007, beginning at 10:00 a.m., local time. At the meeting, shareholders will act on the following matters:

1. Electing 12 directors, each for a term of one year;

2. Re-appointing Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2008 and authorizing our Audit Committee to determine the remuneration to be paid to Ernst & Young LLP;

3. Voting on an increase in the number of common shares reserved for issuance under the Lions Gate Entertainment Corp. 2004 Performance Incentive Plan;

4. Receiving the audited consolidated financial statements of the Company for the fiscal year ended March 31, 2007, together with the auditor’s report thereon; and

5. Transacting such further and other business as may properly come before the meeting and any continuations, adjournments or postponements thereof.

Shareholders of record at the close of business on July 13, 2007 are entitled to vote at the meeting or any continuations, adjournments or postponements thereof. It is expected that these materials first will be mailed to stockholders on or about July 26, 2007.

By Order of Our Board of Directors,

Jon Feltheimer
Chief Executive Officer and Co-Chairman of the Board

Vancouver, British Columbia
July 26, 2007

2007 ANNUAL GENERAL MEETING OF SHAREHOLDERS
OF
LIONS GATE ENTERTAINMENT CORP.

PROXY STATEMENT

This proxy statement is part of a solicitation by the board of directors and management of Lions Gate Entertainment Corp. and contains information relating to our annual general meeting of shareholders (the “Annual Meeting”) to be held on Tuesday, September 11, 2007, beginning at 10:00 a.m., local time, at the Four Seasons Hotel, Windows West Room, 21 Avenue Road, Toronto, Ontario, M5R 2G1, and to any continuations, adjournments or postponements thereof. All dollar figures contained in this proxy statement are United States dollars unless otherwise indicated. The Notice of Annual Meeting, this Proxy Statement and the enclosed proxy card first will be mailed to shareholders on or about July 26, 2007.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, our management will report on our performance during fiscal 2007 and respond to appropriate questions from shareholders.

Who is entitled to vote?

Only shareholders of record who own the Company’s common shares (NYSE symbol: “LGF”) at the close of business on July 13, 2007, the “Record Date,” are entitled to receive notice of the Annual Meeting and to vote the common shares that they held on that date at the meeting, or any continuations, adjournments or postponements of the meeting. Each outstanding common share entitles its holder to cast one vote on each matter to be voted upon. As of the Record Date, 119,201,707 common shares were outstanding and entitled to vote and held by approximately 477 shareholders of record.

Who can attend and vote at the meeting?

Only registered shareholders of the Company or the persons they appoint as their proxies are permitted to attend and vote at the Annual Meeting. Most shareholders of the Company are “non-registered” shareholders (“Non-Registered Shareholders”) because the shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the shares. Shares beneficially owned by a Non-Registered Shareholder are registered either: (i) in the name of an intermediary (an “Intermediary”) that the Non-Registered Shareholder deals with in respect of the shares of the Company (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (ii) in the name of a clearing agency (such as The Canadian Depository for Securities Limited or The Depository Trust & Clearing Corporation) of which the intermediary is a participant. In accordance with applicable securities law requirements, the Company will have distributed copies of the Notice of Annual Meeting, this Proxy Statement, and the proxy card (collectively, the “Meeting Materials”) to the clearing agencies and Intermediaries for distribution to Non-Registered Shareholders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Shareholders unless a Non-Registered Shareholder has waived the right to receive them. Intermediaries often use service companies to forward the Meeting Materials to Non-Registered Shareholders. Generally, Non-Registered Shareholders who have not waived the right to receive Meeting Materials will either:

(i) be given a voting instruction form which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Shareholder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “voting instruction form”) which the Intermediary must follow. Typically, the voting instruction form will consist of a one-page printed form. Sometimes, instead of the one-page pre-printed form, the voting instruction form will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label with a bar code and other information. In order for the form of proxy to validly constitute a voting instruction form, the Non-Registered Shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company; or

(ii) be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed by the Intermediary. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Shareholder when submitting the proxy. In this case, the Non-Registered Shareholder who wishes to submit a proxy should properly complete the form of proxy and deposit it with the Company, c/o CIBC Mellon Trust Company, P.O. Box 721, Agincourt, Ontario, M1S 0A1.

In either case, the purpose of these procedures is to permit Non-Registered Shareholders to direct the voting of the shares of the Company they beneficially own. Should a Non-Registered Shareholder who receives one of the above forms wish to vote at the Annual Meeting in person (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should strike out the persons named in the form of proxy and insert the Non-Registered Shareholder or such other person’s name in the blank space provided. In either case, the Non-Registered Shareholders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or voting instruction form is to be delivered.

A Non-Registered Shareholder may revoke a voting instruction form or a waiver of the right to receive Meeting Materials and to vote which has been given to an Intermediary at any time by written notice to the Intermediary provided that an Intermediary is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive Meeting Materials and to vote which is not received by the Intermediary at least seven days prior to the Annual Meeting.

What constitutes a quorum?

A quorum is necessary to hold a valid meeting of shareholders. The presence at the meeting, in person or by proxy, of two holders of common shares outstanding on the Record Date who, in the aggregate, hold at least 10% of the issued common shares, will constitute a quorum.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and you attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares, see “Who can attend and vote at the meeting?” above. At the Annual Meeting, one or more representatives from CIBC Mellon Trust Company, the Company’s transfer agent, shall be appointed to act as scrutineers. These scrutineers will determine the number of common shares represented at the meeting, the existence of a quorum and the validity of proxies, will count the votes and ballots, if required, and will determine and report the results to us.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Corporate Secretary at one of our principal executive offices either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board’s recommendations?

The enclosed proxy is solicited on behalf of our board of directors and management. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors set forth with the description of each item in this proxy statement. In summary, our board of directors recommends a vote:

•	FOR the election of each of the nominated directors (see page 7);

•	FOR the re-appointment of Ernst & Young LLP as our independent registered public accounting firm (see page 9); and

•	FOR an increase in the number of common shares reserved for issuance under the Lions Gate Entertainment Corp. 2004 Performance Incentive Plan (see page 10).

Our board of directors does not know of any other matters that may be brought before the meeting, nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. If any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

In order to be approved, the proposals included in this proxy statement — for the election of each of the nominated directors (Proposal 1), the re-appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 2) and approval of an increase in the number of common shares reserved for issuance under the Lions Gate Entertainment Corp. 2004 Performance Incentive Plan (Proposal 3) — each requires the affirmative vote of a majority of the common shares present or represented by proxy. With respect to Proposals 1 and 2, abstentions and broker non-votes will not be counted in determining the number of shares necessary for approval of any item. With respect to Proposal 3, broker non-votes and abstentions will have the effect of a vote AGAINST the approval of the amendment to increase the shares reserved for issuance.

Who pays for the preparation of the proxy statement?

We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and we may reimburse those persons for their expenses incurred in connection with these activities. We will compensate only independent third-party agents that are not affiliated with us but who solicit proxies. At this time, we do not anticipate that we will be retaining a third-party solicitation firm, but should we determine, in the future, that it is in our best interests to do so, we will retain a solicitation firm and pay all costs and expenses associated with retaining this solicitation firm.

May I propose actions for consideration at next year’s annual general meeting of shareholders?

Yes. For your proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, we must receive your written proposal no later than May 28, 2008. You should also be aware that your proposal must comply with U.S. Securities and Exchange Commission regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals submitted outside the proxy process (i.e., a proposal to be presented at the next annual general meeting of shareholders) must be received by our Corporate Secretary at either of our principal executive offices no later than June 11, 2008 and must comply with the requirements of the Business Corporations Act (British Columbia).

If the date of the 2008 annual meeting is advanced or delayed more than 30 days from the date of the 2007 annual meeting, shareholder proposals intended to be included in the proxy statement for the 2008 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy statement for the 2008 annual meeting. Upon any determination that the date of the 2008 annual meeting will be advanced or delayed by more than 30 days from the date of the 2007 annual meeting, we will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.

SEC rules also govern a company’s ability to use discretionary proxy authority with respect to shareholder proposals that were not submitted by the shareholders in time to be included in the proxy statement. In the event a shareholder proposal is not submitted to us prior to July 11, 2008, the proxies solicited by the Board for the 2008 annual meeting of shareholders will confer authority on the proxyholders to vote the shares in accordance with the recommendations of the Board if the proposal is presented at the 2008 annual meeting of shareholders without any discussion of the proposal in the proxy statement for such meeting. If the date of the 2008 annual meeting is advanced or delayed more than 30 days from the date of the 2008 annual meeting, then the shareholder proposal must not have been submitted to us within a reasonable time before we mail the proxy statement for the 2008 annual meeting.

NO PERSON IS AUTHORIZED ON BEHALF OF THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION AND/OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED, AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

Our head office is located at 1055 West Hastings Street, Suite 2200, Vancouver, British Columbia V6E 2E9, and our telephone number there is (877) 848-3866. Our principal executive offices are located at our head office and at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404; (310) 449-9200. Our website is located at www.lionsgate.com. Website addresses referred to in this proxy statement are not intended to function as hyperlinks, and the information contained on our website is not a part of this proxy statement. As used in this proxy statement, unless the context requires otherwise, the terms “we,” “us,” “our” and the “Company” refer to Lions Gate Entertainment Corp. and its subsidiaries.

The date of this proxy statement is July 26, 2007

SECURITY OWNERSHIP

The following table presents certain information about beneficial ownership of our common shares as of July 13, 2007, by (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common shares, (2) each director and nominee for director and each officer named on the Executive Officer Compensation Table, and (3) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all common shares shown as beneficially owned by them, subject to community property laws, where applicable. None of the shares in this table have been pledged as a security.

		Percent of
Name of Beneficial Owner(1)	Number of Shares(2)	Total(3)

Capital Research and Management Co.(4)	9,869,210	8.3%
Great Plains Trust Company(5)	5,656,543	4.8%
Kornitzer Capital Management, Inc.(6)	12,078,408	10.1%
Mark H. Rachesky, M.D.(7)(8)	12,994,827	10.9%
Morgan Stanley & Co. Incorporated(9)	6,251,437	5.2%
SmallCap World Fund, Inc.(10)	7,728,500	6.5%
Steinberg Asset Management, LLC(11)	6,463,079	5.4%
Mark Amin	1,653,850	1.4%
Norman Bacal(12)	39,012	*
Steve Beeks(13)	26,455	*
Michael Burns(14)	1,465,345	1.2%
Arthur Evrensel	11,399	*
Jon Feltheimer(15)	2,097,874	1.8%
James Keegan	5,000	*
Morley Koffman(16)	59,340	*
Wayne Levin(17)	107,250	*
Harald Ludwig(18)	40,912	*
Laurie May	5,138	*
G. Scott Paterson(19)	249,525	*
Daryl Simm(20)	52,299	*
Hardwick Simmons(21)	36,814	*
Brian V. Tobin(22)	55,527	*
All executive officers and directors as a group (15 persons)	5,905,742	5.0%

*	Less than 1%

(1)	The addresses for the listed beneficial owners are as follows: Capital Research and Management Co., 333 South Hope St., Los Angeles, California 90071; Great Plains Trust Company, 7700 Shawnee Mission Parkway, Suite 101, Overland Park, Kansas 66202; Kornitzer Capital Management, Inc., 5420 West 61st Place, Shawnee Mission, Kansas 66205; Mark Rachesky, M.D., 40 West 57th Street, 24th Floor, New York, New York 10019; Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036; SmallCap World Fund, Inc., 333 S. Hope Street, 55th Floor, Los Angeles, California 90071; Steinberg Asset Management, LLC, 12 East 49th Street, Suite 1202, New York, New York 10017; for each other listed individual, c/o the Company, 1055 West Hastings Street, Suite 2200, Vancouver, British Columbia V6E 2E9.

(2)	Includes vested restricted share units and restricted share units vesting and options exercisable within 60 days as of July 13, 2007.

(3)	Based on a total of 119,201,707 common shares outstanding.

(4)	The information is based solely on a Schedule 13G/A, filed February 12, 2007 with the Securities and Exchange Commission by Capital Research and Management Co. and SmallCap World Fund, Inc.

(5)	The information is based solely on a Schedule 13G, filed February 15, 2007 with the Securities and Exchange Commission by Great Plains Trust Company.

(6)	The information is based solely on a Schedule 13G, filed March 2, 2007 with the Securities and Exchange Commission by Kornitzer Capital Management, Inc.

(7)	The information is based solely on a Schedule 13G/A, filed June 22, 2007 with the Securities and Exchange Commission by MHR Institutional Partners IIA LP, MHR Institutional Advisors II LLC, MHR Fund Management LLC and Mark H. Rachesky, M.D.

(8)	Based on a Schedule 13G/A filed June 22, 2007 with the Securities and Exchange Commission by MHR Institutional Partners IIA LP (“Institutional Partners IIA”), MHR Institutional Advisors II LLC (“Institutional Advisors II”), MHR Fund Management LLC (“Fund Management”), and Mark H. Rachesky, M.D. (“Dr. Rachesky”), which relates to securities held for the accounts of each of MHR Capital Partners Master Account, LP (“Master Account”), MHR Capital Partners (100) LP (“Capital Partners (100)”), MHR Institutional Partners II LP (“Institutional Partners II”), Institutional Partners IIA and MHR Institutional Partners III LP (“Institutional Partners III”). MHR Advisors LLC (“Advisors”) is the general partner of each of Master Account and Capital Partners (100), and, in such capacity, may be deemed to beneficially own the securities held (an aggregate of 2,344,806 common shares) for the accounts of each of Master Account (2,068,071 common shares) and Capital Partners (100) (276,735 common shares). Institutional Advisors II is the general partner of each of Institutional Partners II and Institutional Partners IIA, and, in such capacity, may be deemed to beneficially own the securities held (an aggregate of 8,278,176 common shares) for the accounts of each of Institutional Partners II (2,352,223 common shares) and Institutional Partners IIA (5,925,953 common shares). MHR Institutional Advisors III LLC (“Institutional Advisors III”) is the general partner of Institutional Partners III, and, in such capacity, may be deemed to beneficially own the securities held (an aggregate of 2,371,845 common shares) for the account of Institutional Partners III. Fund Management is an affiliate of and has an investment management agreement with Master Account, Capital Partners (100), Institutional Partners II, Institutional Partners IIA and Institutional Partners III, and other affiliated entities, pursuant to which it has the power to vote or direct the vote and to dispose or to direct the disposition of the shares of common stock and, accordingly, Fund Management may be deemed to beneficially own the securities held (an aggregate of 12,994,827 common shares) for the account of each of Master Account (2,068,071), Capital Partners (100) (276,735 common shares), Institutional Partners II (2,352,223 common shares), Institutional Partners IIA (5,925,953 common shares) and Institutional Partners III (2,371,845 common shares). Dr. Rachesky is the managing member of Advisors, Institutional Advisors II, Institutional Advisors III and Fund Management, and, in such capacity, may be deemed to beneficially own the securities held (an aggregate of 12,994,827 common shares) for the account of each of Master Account (2,068,071), Capital Partners (100) (276,735 common shares), Institutional Partners II (2,352,223 common shares), Institutional Partners IIA (5,925,953 common shares) and Institutional Partners III (2,371,845 common shares).

(9)	The information is based solely on a Schedule 13G/A, filed February 15, 2007 with the Securities and Exchange Commission by Morgan Stanley & Co. Incorporated.

(10)	The information is based solely on a Schedule 13G/A, filed February 12, 2007 with the Securities and Exchange Commission by Capital Research and Management Company and SmallCap World Fund, Inc.

(11)	The information is based solely on a Schedule 13G, filed February 9, 2007 with the Securities and Exchange Commission by Steinberg Asset Management, LLC.

(12)	Includes 33,333 shares subject to options that are fully exercisable or will vest and become exercisable on or before September 11, 2007.

(13)	Excludes 850,000 cash-based share appreciation rights with an exercise price of $5.20.

(14)	Includes 737,500 shares subject to options that are fully exercisable or will vest and become exercisable on or before September 11, 2007 and 83,333 restricted share units that are vested or that will or may vest on or before September 11, 2007.

(15)	Includes 1,973,000 shares subject to options that are fully exercisable or will vest and become exercisable on or before September 11, 2007.

(16)	Includes 33,333 shares subject to options that are fully exercisable or will vest and become exercisable on or before September 11, 2007.

(17)	Includes 100,000 shares subject to options that are fully exercisable or will vest and become exercisable on or before September 11, 2007.

(18)	Includes 4,167 restricted share units that are vested or will vest on or before September 11, 2007.

(19)	Includes 83,333 shares subject to options that are fully exercisable or will vest and become exercisable on or before September 11, 2007.

(20)	Includes 33,333 shares subject to options that are fully exercisable or will vest and become exercisable on or before September 11, 2007.

(21)	Includes 4,167 restricted share units that are vested or will vest on or before September 11, 2007.

(22)	Includes 48,027 shares subject to options that are fully exercisable or will vest and become exercisable on or before September 11, 2007.

PROPOSAL 1

ELECTION OF DIRECTORS; CONTINUING DIRECTOR NOMINEES

On May 30, 2007, as permitted by Canadian law and our Articles, our board set the number of directors at 12 for the ensuing year. Our board of directors is limited by our Articles to a minimum of five directors and a maximum of 18 directors. Our Articles also provide that the holder of our Series B preferred shares is entitled to elect one member of our board of directors, who shall be Mark Amin (and only Mr. Amin), so long as any Series B preferred shares are outstanding and Mr. Amin is legally qualified to serve on our board of directors. Mr. Amin, as the sole holder of Series B preferred shares, will elect himself as a director effective as of the Annual Meeting, and will continue to serve as such until our 2008 annual general meeting of shareholders, subject to the terms of our Articles.

Nominees for Directors

Each nominee, if elected at the Annual Meeting, will serve until our 2008 annual general meeting of shareholders, or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated in accordance with our Articles.

The following nominees have consented to serve on our board of directors and our board of directors has no reason to believe that they will not serve if elected. However, if any of them should become unavailable to serve as a director, and if our board of directors has designated a substitute nominee, the persons named as proxies will vote for this substitute nominee.

Norman Bacal.  Mr. Bacal became a director in December 2004. Mr. Bacal has been a partner with the law firm of Heenan Blaikie LLP since 1987 and has been co-managing partner of the firm since 1997. Mr. Bacal is 51 years old and his place of residence is Toronto, Ontario.

Michael Burns.  Mr. Burns became a director in August 1999 and has been our Vice Chairman since March 2000. During his tenure at Prudential Securities Inc.’s Los Angeles Investment Banking Office from 1991 to March 2000, Mr. Burns served as Managing Director and Head of the Office. Mr. Burns is Chairman and a director of Novica.com. Mr. Burns is 48 years old and his place of residence is Los Angeles, California.

Arthur Evrensel.  Mr. Evrensel became a director in September 2001 and is Chairman of our Compensation Committee. Mr. Evrensel has been a partner with the law firm of Heenan Blaikie LLP since 1992. Mr. Evrensel is 49 years old and his place of residence is North Vancouver, British Columbia.

Jon Feltheimer.  Mr. Feltheimer became a director in January 2000 and Co-Chairman of our board of directors in June 2005, and has been our Chief Executive Officer since March 2000. Mr. Feltheimer worked for Sony Pictures Entertainment from 1991-1999, serving as Founder and President of TriStar Television from 1991-1993, as President of Columbia TriStar Television from 1993-1995 and from 1995-1999 as President of Columbia TriStar Television Group and EVP of Sony Pictures Entertainment. Mr. Feltheimer is 55 years old and his place of residence is Los Angeles, California.

Morley Koffman.  Mr. Koffman has been a director since November 1997 and is a member of our Audit Committee and Chairman of our Nominating & Corporate Governance Committee. Mr. Koffman is a lawyer with the firm of Koffman Kalef, where he has practiced since 1993. Mr. Koffman is a director and the Chairman of the Corporate Governance Committee of Ainsworth Lumber Co. Ltd. Mr. Koffman is 77 years old and his place of residence is Vancouver, British Columbia.

Harald Ludwig.  Mr. Ludwig previously served as a director from November 1997 to December 2004, and was re-appointed to our board of directors in June 2005. Mr. Ludwig is currently Co-Chairman of our board of directors and Chairman of our Strategic Advisory Committee. Since 1985, Mr. Ludwig has served as President of Macluan Capital Corporation, a leveraged buy-out company. Mr. Ludwig is a director, a member of the Governance Committee and chairman of the Compensation Committee of West Fraser Timber Co. Limited. Mr. Ludwig is also an advisor to Tennenbaum Capital Partners, LLC and to General Capital Group. Mr. Ludwig is 52 years old and his place of residence is West Vancouver, British Columbia.

Laurie May.  Ms. May has been a director since September 2005. Ms. May is Co-President of Maple Pictures Corp. (“Maple Pictures”). Ms. May joined our company as Vice President, Business & Legal Affairs in March 1997, and was promoted to Senior Vice President, Business & Legal Affairs, which position she held until April 2005. In April 2005, the Company spun off its Canadian distribution operation into Maple Pictures, which distributes the Company’s film and TV programs in Canada, as well as produces and distributes other filmed entertainment in Canada. Prior to joining the Company, Ms. May practiced corporate and entertainment law at Osler, Hoskin & Harcourt for three years. She was also an adjunct professor of Entertainment and Sports Law at the University of Western Ontario. She received her Bachelor of Laws from the University of Toronto Law School. Ms. May is 40 years old and her place of residence is Toronto, Ontario.

G. Scott Paterson.  Mr. Paterson has been a director since November 1997 and is Chairman of our Audit Committee and a member of our Strategic Advisory Committee. Mr. Paterson is Chief Executive Officer of JumpTV Inc., one of the world’s leading broadcasters of international television and sports over the Internet. From October 1998 to December 2001, Mr. Paterson served as Chairman and Chief Executive Officer of Yorkton Securities Inc., which was then the leading underwriter of technology and film and entertainment companies in Canada. He is currently the Chairman of the board of directors of Automated Benefits Corp. and a director of Rand A Technology Corp., public companies listed on the Toronto Venture Exchange and Toronto Stock Exchange, respectively. Mr. Paterson is the past Chairman of the Canadian Venture Stock Exchange and a former Vice Chairman of the Toronto Stock Exchange. In December 2001, Mr. Paterson entered into a Settlement Agreement with the Ontario Securities Commission in connection with conduct that was, in the view of the Commission, contrary to the public interest in connection with certain corporate finance and trading activities engaged in by Mr. Paterson and the investment dealer with which he was associated. Mr. Paterson has fulfilled the terms of the Settlement Agreement which provided that he could not be registered under the Securities Act (Ontario) until December 19, 2003, that he make a voluntary payment to the Commission of one million Canadian dollars and that he temporarily cease trading for a six-month period. There were no allegations of securities rule or law breaches. Mr. Paterson is 43 years old and his place of residence is Toronto, Ontario.

Daryl Simm.  Mr. Simm became a director in September 2004 and is a member of our Compensation Committee and our Nominating & Corporate Governance Committee. Since 1998 Mr. Simm has been Chief Executive Officer of Omnicom Media Group, a division of Omnicom Group, Inc., of which he is an officer. Omnicom Media Group companies provide media planning and buying and related services to advertisers. Mr. Simm is 46 years old and his place of residence is New York, New York.

Hardwick Simmons.  Mr. Simmons became a director in June 2005 and is a member of our Compensation Committee and our Nominating & Corporate Governance Committee. During his tenure at The NASDAQ Stock

Market Inc. from February 2001 to June 2003, Mr. Simmons served first as Chief Executive Officer and then as Chairman and Chief Executive Officer. From May 1991 to December 2000, Mr. Simmons served as President and Chief Executive Officer of Prudential Securities Incorporated. Mr. Simmons is currently the lead director and a member of the Governance and Compensation Committee for Raymond James Financial, a public company listed on the New York Stock Exchange and a director of Geneva Acquisition Corp., a special purpose acquisition company listed on the American Stock Exchange. Mr. Simmons is 67 years old and his place of residence is Katonah, New York.

Brian V. Tobin.  Mr. Tobin became a director in January 2004 and is a member of our Audit Committee and our Strategic Advisory Committee. Mr. Tobin is a director and member of the Corporate Governance Committee of Aecon Group Inc., a public company listed on the Toronto Stock Exchange, and is Vice Chairman of the board for Consolidated Thompson — Lundmark Gold Mines Ltd. and Chairman of the board of New Flyer Industries Inc., also listed on the Toronto Stock Exchange. Mr. Tobin is a director of Persona Communications, the Canadian Phone Directories and Marport Canada, Inc., a privately held company. Mr. Tobin is currently a Senior Business Advisor with Fraser Milner Casgrain LLP in Toronto, Canada and is Special Advisor for the Canadian Youth Business Foundation. Mr. Tobin has been a consultant since 2002 and prior to that held numerous political positions in Canada, both federal and provincial, including as Federal Minister of Industry from October 2000 to January 2002 and Premier of Newfoundland and Labrador from 1996 to 2000. Mr. Tobin is 52 years old and his place of residence is Toronto, Ontario.

Elected as Director

The following individual will be elected at the Annual Meeting by the holder of our Series B preferred shares under the terms of our Articles, as described above.

Mark Amin.  Mr. Amin has been Vice Chairman of our board of directors since June 2006. Mr. Amin was our Vice Chairman from October 2000 to April 2006. From 1984 to October 2000, Mr. Amin served as Chief Executive Officer or Chairman of Trimark Holdings, Inc., which he founded. Since 1998 Mr. Amin has been Chairman of CinemaNow, Inc. and since 2001 the owner and Chief Executive Officer of Sobini Films. Mr. Amin became a director in October 2000 and is a member of our Strategic Advisory Committee. Mr. Amin is also a director of JumpTV, Inc., a public company listed on the Toronto Stock Exchange. Mr. Amin is 57 years old and his place of residence is Los Angeles, California.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the common shares present at the Annual Meeting or represented by proxy is required for the election of each of the nominated directors. For purposes of this proposal, abstentions and broker non-votes will not be counted in determining the number of votes necessary for the election of each of the nominated directors.

Unless such authority is withheld, the proxies given pursuant to this solicitation will be voted FOR the election of directors. Our board of directors recommends a vote FOR each of the nominees.

PROPOSAL 2

RE-APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the request of our Audit Committee, Ernst & Young LLP will be nominated at the Annual Meeting for re-appointment as the Company’s independent registered public accounting firm at a remuneration to be fixed by our Audit Committee. Ernst & Young LLP has been our independent registered public accounting firm since August 2001.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions from shareholders.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the common shares present at the Annual Meeting or represented by proxy is required for the re-appointment of Ernst & Young LLP as our independent registered public accounting firm. For purposes of this proposal, abstentions and broker non-votes will not be counted in determining the number of votes necessary for the re-appointment of Ernst & Young LLP as our independent registered public accounting firm.

Unless such authority is withheld, the proxies given pursuant to this solicitation will be voted FOR the re-appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company to hold office until the close of the 2008 annual general meeting of shareholders, or until a successor is appointed, at a remuneration to be determined by our Audit Committee. Our board of directors recommends their re-appointment.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE LIONS GATE ENTERTAINMENT CORP. 2004
PERFORMANCE INCENTIVE PLAN

In July 2007, our board of directors unanimously approved an amendment to the Lions Gate Entertainment Corp. 2004 Performance Incentive Plan (the “2004 Plan”), which authorizes the Company to issue various equity-based incentives to our directors, officers, employees and providers. Subject to shareholder approval, the proposed amendment provides for an increase in the number of common shares available for grant purposes under the 2004 Plan from 7,000,000 to 14,000,000. The proposed amendment would also increase the number of shares that may be subject to grants of “full-value awards” (which generally includes awards other than options or share appreciation rights) under the 2004 Plan from 6,500,000 to 13,500,000.

As of July 13, 2007, a total of 8,531,014 common shares were then subject to outstanding awards granted under the 2004 Plan, and an additional 55,580 common shares were then available for new award grants under the 2004 Plan.

We believe that incentives and share-based awards focus employees on the objective of creating shareholder value and promoting the success of the Company, and that incentive compensation plans like the 2004 Plan are an important attraction, retention and motivation tool for participants in the plan. Our board of directors approved the proposed amendment (subject to shareholder approval) based on a belief that the number of common shares currently available under the 2004 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. Long-term key employee retention is of particular significance to the Company, as competition for the limited number of business, production and creative personnel necessary to create and distribute our entertainment content is intense and may grow in the future. If shareholders do not approve the proposed amendment to the 2004 Plan, we will continue to have authority to grant awards under the 2004 Plan within the existing 2004 Plan share limits.

Summary Description of the 2004 Plan

The principal terms of the 2004 Plan as proposed to be amended are summarized below. The following summary is qualified in its entirety by the full text of the 2004 Plan, as proposed to be amended, which has been filed as an appendix to the copy of this proxy statement that was filed electronically with the Securities and Exchange Commission and can be reviewed on the Securities and Exchange Commission’s website at http://www.sec.gov. A copy of the 2004 Plan is also available, free of charge, upon request (to be directed to our Corporate Secretary at either of our principal executive offices).

Purpose.  The purpose of the 2004 Plan is to promote the success of the Company and the interests of our shareholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our shareholders.

Administration.  Our board of directors or one or more committees appointed by our board of directors administers the 2004 Plan. Our board of directors has delegated general administrative authority for the 2004 Plan to our Compensation Committee. A committee may delegate some or all of its authority with respect to the 2004 Plan to another committee of directors and certain limited award grant authority to grant awards to employees may be delegated to one or more officers of the Company. The appropriate acting body, be it our board of directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator.”

The Administrator has broad authority under the 2004 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	subject to the other provisions of the 2004 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

•	to allow the purchase price of an award or the Company’s common shares to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned common shares or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing.  In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by shareholders) will any adjustment be made to a stock option or share appreciation right award under the 2004 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

Eligibility.  Persons eligible to receive awards under the 2004 Plan include officers or employees of the Company or any of our subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of our subsidiaries.

Authorized Shares; Limits on Awards.  The maximum number of the Company’s common shares that may be issued or transferred pursuant to awards under the 2004 Plan equals the sum of: (1) 7,000,000 shares, plus (2) the number of shares available for additional award grant purposes under the Company’s Employees’ and Directors’ Equity Incentive Plan (the “Equity Incentive Plan”) as of September 14, 2004, plus (3) the number of any shares subject to stock options granted under the Equity Incentive Plan and outstanding as of September 14, 2004 which expire, or for any reason are cancelled or terminated, after that date without being exercised. If shareholders approve the proposed 2004 Plan amendment, the number of shares available for award grant purposes under the 2004 Plan will be increased by an additional 7,000,000 shares.

The following other limits are also contained in the 2004 Plan:

•	The maximum number of shares that may be delivered pursuant to stock options qualified as incentive stock options granted under the plan is 7,000,000 shares. If shareholders approve the proposed 2004 Plan amendment, this limit would be increased by an additional 7,000,000 shares.

•	The maximum number of shares subject to those stock options and share appreciation rights that are granted during any calendar year to any individual under the plan is 2,000,000 shares.

•	The maximum number of shares that may be delivered pursuant to awards granted under the plan, other than in the circumstances described in the next sentence, is 6,500,000 shares. This limit on so-called “full-value awards” does not apply, however, to the following: (1) shares delivered in respect of compensation earned but deferred, and (2) shares delivered pursuant to stock option or share appreciation right grants the per share exercise or base price, as applicable, of which is at least equal to the fair market value of a common share of the Company at the time of grant of the award. If shareholders approve the proposed 2004 Plan amendment, this limit would be increased by an additional 7,000,000 shares.

•	“Performance-Based Awards” under Section 5.2 of the 2004 Plan payable only in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $5,000,000.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2004 Plan. In the event that shares are delivered in respect of a dividend equivalent right, share appreciation right, or other award, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2004 Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2004 Plan will again be available for subsequent awards under the 2004 Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the 2004 Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award under the 2004 Plan, will be available for subsequent awards under the 2004 Plan. In addition, the 2004 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2004 Plan.

Types of Awards.  The 2004 Plan authorizes stock options, share appreciation rights, restricted shares, share bonuses and other forms of awards granted or denominated in the Company’s common shares or units of the Company’s common shares, as well as cash bonus awards. The 2004 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase the Company’s common shares at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a common share of the Company on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “U.S. Federal Income Tax Consequences of Awards Under the 2004 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2004 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

A share appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a common share of the Company on the date of exercise of the share appreciation right over the base price of the share appreciation right. The base price will be established by the Administrator at the time of grant of the share appreciation right and generally cannot be less than the fair market value of a common share of the Company on the date of grant. Share appreciation rights may be granted in connection with other awards or independently. The maximum term of a share appreciation right is ten years from the date of grant.

The per share exercise price of an option or the per share base price of a share appreciation right may, however, be less than the fair market value of a common share of the Company on the date of grant in the case of (1) awards granted retroactively in tandem with or as a substitution for another award, or (2) if the option or share appreciation right will be counted against the plan’s limit on full-value awards (that is, the limit on the number of shares that can be issued under the 2004 Plan in respect of awards other than options and share appreciation rights).

The other types of awards that may be granted under the 2004 Plan include, without limitation, share bonuses, restricted shares, performance shares, share units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2004 Plan as described below.

Subject to limited exceptions set forth in Section 5.1.5 of the 2004 Plan, the 2004 Plan generally imposes a minimum one-year vesting requirement on any full-value awards that are subject to a performance-based vesting condition and generally requires that any other full-value awards not vest more rapidly than in monthly installments over a three-year period. For these purposes, “full-value awards” include all awards under the 2004 Plan other than (1) a delivery of shares in respect of compensation earned but deferred, or (2) a stock option or stock appreciation right with an exercise or base price that is not less than the fair market value of the underlying shares on the date the award is granted.

Performance-Based Awards.  The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2004 Plan (including options and share appreciation rights that may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted shares, performance shares, share units, other rights, or cash bonus opportunities.

The vesting or payment of Performance-Based Awards (other than options or share appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total shareholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Company or its subsidiaries. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in shares or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option or share appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Deferrals.  The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

Acceleration of Awards; Possible Early Termination of Awards.  Generally, and subject to limited exceptions set forth in the 2004 Plan, if any person acquires more than 30% of the outstanding common shares or combined voting power of the Company, if certain changes in a majority of our board of directors occur over a period of not longer than two years, if shareholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company’s assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2004 Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2004 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Transfer Restrictions.  Subject to certain exceptions contained in Section 5.7 of the 2004 Plan, awards under the 2004 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws.

Adjustments.  As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2004 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

No Limit on Other Authority.  The 2004 Plan does not limit the authority of our board of directors or any committee to grant awards or authorize any other compensation, with or without reference to our common shares, under any other plan or authority.

Termination of or Changes to the 2004 Plan.  Our board of directors may amend or terminate the 2004 Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the 2004 Plan. For example, shareholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2004 Plan, such as the amendment proposed in this proxy statement. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring shareholder approval.) Unless terminated earlier by our board of directors, the authority to grant new awards under the 2004 Plan will terminate on June 27, 2014. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the 2004 Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

U.S. Federal Income Tax Consequences of Awards under the 2004 Plan

The U.S. federal income tax consequences of the 2004 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2004 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2004 Plan generally follow certain basic patterns: share appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted shares subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2004 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the company in certain circumstances.

New Plan Benefits under the 2004 Performance Incentive Plan

The Compensation Committee has approved certain award grants under the 2004 Plan because insufficient shares remained available under the 2004 Plan for the grants. Each of these grants is set forth in the following table and is subject to shareholder approval of the 2004 Plan amendment.

2004 Performance Incentive Plan
Awards Subject to Shareholder Approval of 2004 Plan Proposal

Number of
Restricted
Share
Name and Position	Units(1)(2)

Executive Group
Jon Feltheimer	0
Chief Executive Officer
Michael Burns	0
Vice Chairman
Steven Beeks	0
President and Chief Operating Officer
Wayne Levin	0
General Counsel and Executive Vice President, Corporate Operations
James Keegan	0
Chief Financial Officer
Total for Executive Group	0
Non-Executive Director Group	0
Non-Executive Officer Employee Group	107,375

(1)	The units will be payable on a one-for-one basis in shares of the Company’s common stock following the date the units vest. These grants will not be effective if shareholders do not approve the proposed 2004 Plan amendment.

(2)	These restricted share units will be scheduled to vest either over two years or three years from the date of grant.

Except for the grants described in the table above, the Company has not approved any other awards that are conditioned upon shareholder approval of the proposed 2004 Plan amendment. The Company is not currently considering any other specific award grants under the 2004 Plan. If the additional shares that would be available if shareholders approve the proposed 2004 Plan amendment had been available in fiscal 2007, the Company expects that its award grants for fiscal 2007 would not have been substantially different from those actually made in that year under the 2004 Plan.

The closing market price for the Company’s common shares as of July 13, 2007 was $11.39 per share.

AGGREGATE PAST GRANTS UNDER THE 2004 PLAN

As of July 13, 2007, awards covering 6,375,165 common shares had been granted under the 2004 Plan. The following table shows information regarding the distribution of those awards among the persons and groups identified below as of that date.

	Share Options					Restricted Share Units
	Number of						Number of	Number of Units
	Shares		Number of	Number of Shares		Number of	Units	Outstanding
	Subject to		Shares	Underlying Options as of		Restricted Share	Vested as	and Unvested
	Past Option		Acquired on	July 13, 2007		Units Subject to	of July 13,	as of July 13,
Name and Position	Grants		Exercise	Exercisable	Unexercisable	Past Grants	2007	2007

Executive Group:
Jon Feltheimer	1,050,000		0	0	1,050,000	490,000	80,000	410,000
Chief Executive Officer
Michael Burns	1,050,000		0	0	1,050,000	506,666	80,000	426,666
Vice Chairman
Steven Beeks	425,000		0	0	425,000	232,500	10,000	222,500
President and Chief Operating Officer
Wayne Levin	0		0	0	0	125,000	0	125,000
General Counsel and Executive Vice President, Corporate Operations
James Keegan	0		0	0	0	25,000	8,333	16,667
Chief Financial Officer
Total for Executive Group:	2,525,000		0	0	2,525,000	1,379,166	178,333	1,200,833
Non-Executive Director Group:
Mark Amin	0		0	0	0	0	0	0
Norman Bacal	50,000		0	33,333	16,667	0	0	0
Arthur Evrensel	0		0	0	0	0	0	0
Morley Koffman	50,000		0	33,333	16,667	0	0	0
Harald Ludwig	0		0	0	0	12,500	4,167	8,333
Laurie May	25,000	(1)	8,333	0	0	12,500	4,167	8,333
G. Scott Paterson	50,000		0	33,333	16,667	0	0	0
Daryl Simm	50,000		0	33,333	16,667	0	0	0
Hardwick Simmons	0		0	0	0	12,500	4,167	8,333
Brian V. Tobin	0		0	0	0	0	0	0
Total for Non-Executive Director Group:	225,000		8,333	133,332	66,668	37,500	12,501	24,999
Each other person who has received 5% or more of the options, warrants or rights under the 2004 Plan	0		0	0	0	0	0	0
All employees, including all current officers who are not executive officers or directors, as a group	1,080,499		249,663	624,503	206,333	1,128,000	178,635	949,365
Total	3,830,499		257,996	757,835	2,798,001	2,544,666	369,469	2,175,197

(1)	This option was granted to Ms. May in February 2004 while she was an employee of the Company. Upon the termination of her employment with the Company in April 2005, the option terminated with respect to 16,667 shares subject to the option that had not vested as of that date.

Messrs. Feltheimer and Burns and each of the non-executive directors identified above is a nominee for re-election as a director at the 2007 annual meeting.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the common shares present at the Annual Meeting or represented by proxy is required for approval of the proposed amendment to the 2004 Plan. For purposes of this proposal, broker non-votes and abstentions will have the effect of a vote AGAINST the approval of the amendment to increase the shares reserved for issuance.

Unless such authority is withheld, the proxies given pursuant to this solicitation will be voted FOR the approval of the amendment to the 2004 Plan. Our board of directors recommends approval of the amendment.

EQUITY COMPENSATION PLAN INFORMATION FOR FISCAL 2007

The Company currently maintains two equity compensation plans: the 2004 Plan and the Equity Incentive Plan, each of which has been approved by the Company’s shareholders.

The following table sets forth, for each of the Company’s equity compensation plans, the number of common shares subject to outstanding options and rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of March 31, 2007.

					Number of Common Shares
					Remaining Available for
					Future Issuance Under
	Number of Common				Equity
	Shares to be Issued		Weighted-Average		Compensation Plans
	Upon Exercise of		Exercise Price of		(Excluding Shares
	Outstanding Options,		Outstanding Options,		Reflected in
Plan Category	Warrants and Rights		Warrants and Rights		the First Column)

Equity compensation plans approved by shareholders	7,805,532	(1)	$6.30	(2)	1,026,404	(3)
Equity compensation plans not approved by shareholders	0		N/A		0
Total	7,805,532		$6.30		1,026,404

(1)	Of these shares, 3,119,034 were subject to options then outstanding under the 2004 Plan and 2,814,255 were subject to options then outstanding under the Equity Incentive Plan. In addition, this number includes 1,872,243 shares that were subject to outstanding stock unit awards granted under the 2004 Plan.

(2)	This number does not reflect the 1,872,243 shares that were subject to outstanding stock unit awards granted under the 2004 Plan.

(3)	All of these shares were available for award grant purposes under the 2004 Plan. The shares available under the 2004 Plan are, subject to certain other limits under that plan, generally available for any type of award authorized under the 2004 Plan including options, stock appreciation rights, restricted stock, restricted share units, stock bonuses and performance shares. This table does not reflect the 7,000,000 additional shares that will be available under the 2004 Plan if shareholders approve the proposed 2004 Plan amendments. No new awards may be granted under the Equity Incentive Plan.

INFORMATION REGARDING OUR BOARD OF DIRECTORS
AND COMMITTEES OF OUR BOARD OF DIRECTORS

Our board of directors held a total of six meetings in fiscal 2007 and took a number of actions by unanimous written consent. Each director attended at least 75% of the aggregate number of meetings of our board of directors and meetings of committees on which he or she served in fiscal 2007. All directors are invited but not required to attend each annual general meeting of shareholders. All of our then current directors attended our 2006 annual general meeting of shareholders in person. Harald Ludwig, our Co-Chairman, presides at the regularly scheduled executive sessions of the non-management directors.

Board Committees and Responsibilities

Our board of directors has a standing Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee and Strategic Advisory Committee.

Audit Committee

Messrs. Paterson (Chair), Koffman and Tobin are the current members of our Audit Committee. This committee held five meetings during fiscal 2007. The duties and responsibilities of our Audit Committee include (a) recommending to the shareholders the appointment of our auditors and any termination of our auditors, (b) reviewing the plan and scope of audits, (c) reviewing our significant accounting policies and internal controls and (d) having general responsibility for all audit related matters. Our Audit Committee is governed by a written charter approved by our board of directors. The full text of the charter was attached as Appendix A to our 2005 proxy statement and is also available on the Company’s website at www.lionsgate.com and in print to any shareholder who requests it.

Our board of directors believes that each member of our Audit Committee qualifies as an independent director under NYSE listing standards and the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that Mr. Paterson is a financial expert under NYSE listing standards and applicable U.S. Securities and Exchange Commission rules and applicable Canadian securities laws, regulations, policies and instruments.

Compensation Committee

The Compensation Committee of the board of directors is comprised of Messrs. Evrensel (Chair), Simm and Simmons. The Compensation Committee held ten meetings during fiscal 2007. The Board has determined that each member of the Compensation Committee is independent under the rules of the New York Stock Exchange. The Compensation Committee operates pursuant to a written charter, which is posted in the Investors/Governance section of the Company’s website at www.lionsgate.com, or which may be obtained in print without charge by any stockholder upon request to the Corporate Secretary of the Company. The Board amended and restated the Compensation Committee’s charter on May 30, 2007.

Pursuant to its charter, the Compensation Committee’s responsibilities include the following:

•	reviewing, evaluating and making recommendations to the board of directors with respect to management’s proposals regarding the Company’s overall compensation policies;

•	evaluating the performance of and reviewing and approving the level of compensation for the Company’s Chief Executive Officer (CEO) and Vice Chairman;

•	in consultation with the CEO, considering and approving the compensation arrangements for the other executive officers and employees of the Company with compensation arrangements that meet the requirements for Compensation Committee review; and

•	reviewing and recommending for adoption by the board of directors incentive compensation plans and equity compensation plans and administering such plans.

The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate, but no subcommittee will have final decision-making authority on behalf of the board of directors unless the board of directors so authorizes. The Compensation Committee has no current intention to delegate any of its authority to any subcommittee. Our executive officers, including the Named Executive Officers (as identified below), do not have any role in determining the form or amount of compensation paid to our Named Executive Officers and our other senior executive officers. However, our CEO does make recommendations to the Compensation Committee with respect to compensation paid to the other executive officers.

Pursuant to its charter, the Compensation Committee is authorized to retain such independent compensation consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties.

For fiscal 2007, the Compensation Committee retained the firm of Mercer Human Resource Consulting (“Mercer”) as independent compensation consultants to assist it in determining the compensation levels for our senior executive officers. The Compensation Committee made its compensation decisions during fiscal 2007, including decisions with respect to its Named Executive Officers’ compensation, after consultation with Mercer. Mercer advised the Compensation Committee with respect to trends in executive compensation, determination of pay programs, assessment of competitive pay levels and mix (e.g., proportion of fixed pay to incentive pay, proportion of annual cash pay to long-term incentive pay), and setting compensation levels. Mercer also reviewed and identified our appropriate peer group companies for fiscal 2007, helped the Compensation Committee to obtain and evaluate current executive compensation data for these peer group companies and provided the Compensation Committee with a shareholder value analysis and competitive pay assessment of these companies. In addition, the Company participates in a compensation survey of the entertainment industry provided by Towers Perrin that provides group compensation data on the Company’s principal competitors. All compensation decisions were made solely by the Compensation Committee or the board of directors.

Nominating & Corporate Governance Committee

Messrs. Koffman (Chair), Simm and Simmons are the current members of our Nominating & Corporate Governance Committee, which held three meetings during fiscal 2007. The Nominating & Corporate Governance Committee is responsible for developing our corporate governance system, reviewing proposed new members of our board of directors, including those recommended by our shareholders, evaluating the independence of current and prospective directors, and reviewing the suitability of each member of our board of directors for continued service. The Nominating & Corporate Governance Committee operates pursuant to a written charter adopted by our board of directors. The full text of the charter is available on the Company’s website at www.lionsgate.com and in print to any shareholder who requests it. For instructions on how shareholders may submit recommendations for director nominees to our Nominating & Corporate Governance Committee, see “Shareholder Communications” below. Our board of directors believes that each member of the committee qualifies as an independent director as defined under NYSE listing standards. Our board of directors is currently considering whether or not to establish, but has not yet established, any special qualifications or any minimum criteria for director nominees. Presently, in considering candidates for our board of directors, the Nominating & Corporate Governance Committee will consider the entirety of each candidate’s credentials. In particular, the committee’s charter requires assessment of the following issues: relevant experience, intelligence, independence, commitment, compatibility with the Chief Executive Officer and the culture of our board of directors, prominence, diversity, age, understanding of the Company’s business, and other factors deemed relevant.

Strategic Advisory Committee

Messrs. Ludwig (Chair), Amin, Paterson and Tobin are the current members of our Strategic Advisory Committee. This committee held eight meetings during fiscal 2007. Our Strategic Advisory Committee is responsible for reviewing the Company’s strategic plan annually, meeting with management on a periodic basis to review operations against the plan, as well as overseeing preliminary negotiations regarding strategic transactions and, when applicable, acting as a pricing and approval committee on certain transactions.

Shareholder Communications

Shareholders and interested parties who would like to communicate with our board may do so by writing to any or all non-employee directors, care of our Corporate Secretary, at either of our principal executive offices. The complete text of our Policy on Shareholder Communications is available on the Company’s website at www.lionsgate.com. Our Corporate Secretary will log in all shareholder and interested party correspondence and forward to the director addressee(s) all communications that, in his or her judgment, are appropriate for consideration by the directors. Any director may review the correspondence log and request copies of any correspondence. Examples of communications that would be considered inappropriate for consideration by the directors include, but are not limited to, commercial solicitations, trivial, obscene, or profane items, administrative matters, ordinary business matters, or personal grievances. Correspondence that is not appropriate for board review will be handled by our Corporate Secretary. All appropriate matters pertaining to accounting or internal controls will be brought promptly to the attention of our Audit Committee Chair.

Shareholder recommendations for director nominees are welcome and should be sent to our General Counsel at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404, who will forward such recommendations to our Nominating & Corporate Governance Committee. Our Nominating & Corporate Governance Committee will evaluate candidates recommended by shareholders in the same manner as candidates recommended by other sources, using criteria, if any, developed by the committee and approved by our board of directors from time to time.

Our policy on shareholder and interested party communications may be amended at any time with the consent of our Nominating & Corporate Governance Committee.

Codes of Conduct and Ethics

We have (1) a Code of Business Conduct and Ethics that applies to all our directors, officers and employees, and (2) a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Each of these codes is available on the Company’s website at www.lionsgate.com and in print to any shareholder who requests it. The Company will disclose on its website when there have been waivers of, or amendments to, either code that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or persons performing similar functions.

Indebtedness of Directors and Executive Officers

None of the directors or executive officers of the Company, and none of the associates or affiliates of any of the foregoing, is currently indebted to the Company or was indebted to the Company at any time since the beginning of the Company’s most recently completed fiscal year.

Director Independence

It is the policy of our board of directors that a majority of directors be independent of the Company and of the Company’s management. For a director to be deemed “independent,” our board of directors shall affirmatively determine that the director has no material relationship with the Company or its affiliates or any member of the senior management of the Company or his or her affiliates. In making this determination, our board of directors shall apply, at a minimum and in addition to any other standards for independence established under applicable statutes and regulations, the following standards, which are available on the Company’s website at www.lionsgate.com and which it may amend or supplement from time to time:

•	A director who is, or has been within the last three years, an employee of the Company, or whose immediate family member is, or has been within the last three years an executive officer, of the Company must not be deemed independent. Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following that employment.

•	A director who has received, or who has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), must not be deemed independent. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer and compensation received by an immediate family member for service as a non-executive employee of the Company will not be considered in determining independence under this test.

•	(A) A director who is, or whose immediate family member is, a current partner of a firm that is the Company’s external auditor; (B) a director who is a current employee of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) a director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time must not be deemed independent.

•	A director who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the time serves or served on that company’s compensation committee must not be deemed independent.

•	A director who is a current employee, or whose immediate family member is a current executive officer, of an entity that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, must not be deemed independent.

Pursuant to our Corporate Governance Guidelines, our board of directors undertook its annual review of director independence beginning in May 2007. During this review, our board of directors considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including those reported under the heading “Certain Relationships and Related Transactions” below. Our board of directors also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in our Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Our Nominating & Corporate Governance Committee, with assistance from counsel, regularly reviews our Corporate Governance Guidelines to ensure their compliance with Canadian law and SEC and NYSE regulations. The full text of our Corporate Governance Guidelines is available on the Company’s website at www.lionsgate.com and in print to any shareholder who requests them.

As a result of this review, our board of directors affirmatively determined that each of Messrs. Bacal, Evrensel, Koffman, Ludwig, Paterson, Simm, Simmons and Tobin are independent of the Company and its management under our Standards for Director Independence, Canadian standards, the NYSE listing standards.

DIRECTOR COMPENSATION — FISCAL 2007

The following table presents information regarding the compensation paid during fiscal 2007 to members of our board of directors who are not also our employees (referred to herein as “Non-Employee Directors”). The compensation paid to Mr. Feltheimer and Mr. Burns, each of whom is also employed by us, is presented below in the Summary Compensation Table and the related explanatory tables.

					Change in
					Pension
				Non-	Value and
				Equity	Nonqualified
	Fees Earned			Incentive	Deferred
	or Paid in	Stock	Option	Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation		Total
Name	($)(1)	($)(2)(3)	($)(2)(3)	($)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)

Mark Amin	33,000	—	—	—	—	12,495	(4)	45,495
Norman Bacal	26,000	—	60,138	—	—	—		86,138
Arthur Evrensel	42,500	—	—	—	—	—		42,500
Morley Koffman	41,500	—	58,973	—	—	—		100,473
Harald Ludwig	57,021	42,042	—	—	—	—		99,063
Laurie May	26,000	41,958	15,324	—	—	—		83,282
G. Scott Paterson	47,000	—	58,973	—	—	—		105,973
Daryl Simm	36,000	—	43,213	—	—	—		79,213
Hardwick Simmons	37,000	42,042	—	—	—	—		79,042
Brian V. Tobin	38,000	—	20,264	—	—	—		58,264

(1)	Each of our Non-Employee Directors received at least 50% of their retainers and fees for fiscal 2007 in the form of our common shares, and the director could elect to receive the entire amount of his or her retainers and fees in the form of common shares. The number of shares received by the director is determined by dividing the dollar value of the retainers and fees to be paid in shares by the closing price of our common shares on the payment date. During fiscal 2007, our Non-Employee Directors who elected to receive 50% of their retainers and fees in the form of common shares received the following number of shares: Mr. Amin, 1,590 shares; Mr. Evrensel, 2,045 shares, Mr. Koffman, 1,992 shares, Ms. May, 1,253 shares, Mr. Simm, 1,741 shares, Mr. Simmons, 1,784 shares and Mr. Tobin, 1,831 shares. During fiscal 2007, our Non-Employee Directors who elected to receive 100% of their retainers and fees in the form of common shares received the following number of shares: Mr. Bacal, 2,506 shares, Mr. Ludwig, 4,601 shares and Mr. Paterson, 4,495 shares.

(2)	The amounts reported in Columns (c) and (d) of the table above reflect the aggregate dollar amounts recognized for stock awards and option awards, respectively, for financial statement reporting purposes with respect to fiscal 2007 (disregarding any estimate of forfeitures related to service-based vesting conditions). No stock awards or option awards granted to Non-Employee Directors were forfeited during fiscal 2007. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards and option awards contained in Note 11 to the Company’s Audited Consolidated Financial Statements, included as part of the Company’s 2007 Annual Report to Stockholders filed on Form 10-K and incorporated herein by reference.

(3)	The following table presents the number of outstanding and unexercised option awards and the number of unvested stock awards held by each of our Non-Employee Directors as of March 31, 2007.

	Number of Shares	Number of Unvested
	Subject to Outstanding	Shares of Restricted
Director	Options as of 3/31/07	Stock as of 3/31/07
Mark Amin	—	—
Norman Bacal	50,000	—
Arthur Evrensel	—	—
Morley Koffman	50,000	—
Harald Ludwig	—	8,333
Laurie May	—	8,333
G. Scott Paterson	100,000	—
Daryl Simm	50,000	—
Hardwick Simmons	—	8,333
Brian V. Tobin	48,027	—

(4)	This figure represents compensation paid to Mr. Amin during fiscal 2007 as an employee of the Company prior to the termination of his employment in April 2006.

Director Compensation

Our Non-Employee Directors are entitled to receive an annual retainer of $20,000 (which will be increased to $40,000 effective August 8, 2007) and an additional retainer of $10,000 (which will be increased to $15,000 effective August 8, 2007) if such director acts as chairman of our Audit Committee or $7,500 (which will be increased to $10,000 effective August 8, 2007) if such director acts as chairman of our Compensation Committee or Nominating & Corporate Governance Committee. Effective September 12, 2006, the non-employee Co-Chairman of our board of directors is entitled to receive an additional annual retainer of $30,000. In addition, each Non-Employee Director is entitled to receive a fee of $1,000 (which will be increased to $1,400 effective August 8, 2007) for each meeting of the board of directors or any committee thereof that the director attends in person or by telephone, and to be reimbursed for reasonable fees and expenses incurred in connection with their service as directors. The retainers and fees for the Non-Employee Directors are paid, at the director’s election, either 50% in cash and 50% in the form of our common shares or 100% in the form of our common shares, except that the additional annual retainer for our non-employee Co-Chairman is paid 50% in cash and 50% in the form of our common shares. Retainers are generally paid in two installments each year, with the number of shares to be delivered in payment of any retainer to be determined by dividing the dollar amount of the retainer to be paid in the form of common shares by the closing price of our common shares on the payment date.

Our Non-Employee Directors are also granted 12,500 restricted share units upon first being elected or appointed to our board of directors. The restricted share units vest in annual installments over three years following the date of grant and are paid upon vesting in an equivalent number of our common shares. We require that our Non-Employee Directors hold a minimum number of our common shares. On June 11, 2007, we increased this requirement from 7,500 shares to 10,000 shares.

MANAGEMENT

The following is a list of our executive officers followed by their biographical information (other than Messrs. Feltheimer and Burns, whose biographical information appears on page 7).

Name	Age(1)	Position

Jon Feltheimer	55	Chief Executive Officer, Co-Chairman and Director
Michael Burns	48	Vice Chairman and Director
Steven Beeks	50	President and Chief Operating Officer
James Keegan	49	Chief Financial Officer, Chief Administrative Officer and Principal Accounting Officer
Wayne Levin	44	Executive Vice President, Corporate Operations and General Counsel

(1)	As of July 1, 2007.

Biographical Information

Steven Beeks.  Mr. Beeks has been our Chief Operating Officer since April 2007, President since July 2006 and President of Lions Gate Entertainment Inc., our wholly owned subsidiary, since December 2003. From January 1998 until December 2003, Mr. Beeks served as President of Artisan Home Entertainment.

James Keegan.  Mr. Keegan has been our Principal Accounting Officer since April 2005, our Chief Financial Officer since September 2002 and our Chief Administrative Officer since April 2002. From September 1998 to April 2002, Mr. Keegan was the Chief Financial Officer of Artisan Entertainment. From April 1989 to March 1990, he was Controller of Trimark Holdings, Inc. and from March 1990 to August 1998, he was the Chief Financial Officer of Trimark Holdings, Inc.

Wayne Levin.  Mr. Levin has been our Executive Vice President, Corporate Operations since February 2004. Previously, Mr. Levin had been our Executive Vice President, Legal and Business Affairs since November 2000. Mr. Levin has been our General Counsel since November 2000. He worked for Trimark Holdings, Inc. from September 1996 to November 2000, first as Director of Legal and Business Affairs from 1996 to 1998 and then as General Counsel and Vice President from 1998 to 2000.

Appointment of Executive Officers

Our officers are appointed and, subject to employment agreements, serve at the discretion of our board of directors.

COMPENSATION DISCUSSION AND ANALYSIS

This section describes the material elements of compensation awarded to, earned by or paid to the individuals who served as our principal executive officer or our principal financial officer during fiscal 2007, and our three other most highly compensated executive officers. These individuals are listed in the “Summary Compensation Table” below and are referred to as the “Named Executive Officers” in this Proxy Statement.

Our executive compensation programs are determined and approved by our Compensation Committee. None of the Named Executive Officers are members of the Compensation Committee or otherwise had any role in determining the compensation of other Named Executive Officers, although the Compensation Committee does consider the recommendations of our CEO in setting compensation levels for our other executive officers.

Executive Compensation Program Objectives and Overview

Our executive compensation program is designed to retain and motivate the senior executive talent required to ensure our success. The program also aims to support the creation of shareholder value and ensure that pay is consistent with performance.

Our Compensation Committee’s general philosophy is that bonus and equity compensation should fluctuate with the Company’s success in achieving financial and other goals, and that the Company should continue to use long-term compensation such as stock options, share appreciation rights and restricted share units to align shareholders’ and executives’ interests.

The Compensation Committee also reviews compensation levels to ensure they are reasonable after consideration of the executive compensation programs of similar companies.

Our current executive compensation program is based on three components, which are designed to be consistent with our compensation philosophy: (1) base salary; (2) annual incentive bonuses; and (3) long-term stock awards, including stock options and awards of restricted stock units that are subject to time-based and performance-based vesting requirements. We also provide certain perquisites and personal benefits to our Named Executive Officers pursuant to their employment agreements and severance benefits if the Named Executive Officer’s employment terminates under certain circumstances.

In structuring executive compensation packages, the Compensation Committee considers how each component promotes retention and/or motivates performance by the executive. Base salaries, perquisites and personal benefits, and severance and other termination benefits are primarily intended to attract and retain highly qualified executives. These are the elements of our executive compensation program where the value of the benefit in any given year is not dependent on performance (although base salary amounts and benefits determined by reference to base salary may increase from year to year depending on performance, among other things). We believe that in order to attract and retain top executives, we need to provide them with predictable compensation levels that reward their continued service. Annual incentive bonuses are primarily intended to motivate our Named Executive Officers to achieve specific strategies and operating objectives, although we believe they also help us to attract and retain top executives. Our long-term equity incentives are primarily intended to align Named Executive Officers’ long-term interests with shareholders’ long-term interests, although we believe they also play a role in helping us to attract and retain top executives. Annual bonuses and long-term equity awards are the elements of our executive compensation program that are designed to reward performance and thus the creation of shareholder value.

The Compensation Committee believes that performance-based compensation such as annual bonuses and long-term equity incentives play a significant role in aligning management’s interests with those of our shareholders. For this reason, these forms of compensation constitute a substantial portion of each of our Named Executive Officers’ compensation. The Compensation Committee’s philosophy has been to set the base salary levels of our Named Executive Officers at or slightly below the median salary level paid to similarly situated executives at our peer companies, with the majority of the executive’s compensation being delivered in the form of incentive compensation tied directly to shareholder value creation. In general, the Named Executive Officers’ compensation arrangements are intended to result in approximately 75% of each executive’s total direct compensation being incentive compensation, with base salary constituting the balance of their fiscal 2007 total direct compensation. Our compensation packages are designed to promote teamwork, initiative and resourcefulness by key employees whose performance and responsibilities directly affect our results of operations.

The Compensation Committee’s practice has been to retain independent compensation consultants to help identify appropriate peer group companies and to obtain and evaluate current executive compensation data for these companies. As noted above, for fiscal 2007, the Compensation Committee retained Mercer for this purpose. Based on Mercer’s recommendations, the Compensation Committee selected Activision, Alliance Atlantis, Atari, Dreamworks Animation, Electronic Arts, Image Entertainment, IMAX, Marvel Entertainment, Navarre, Pixar, Playboy Enterprises, Take-Two Interactive Software, THQ, Warner Music Group and World Wrestling Entertainment as our peer group companies for fiscal 2007. In addition, the Compensation Committee reviewed certain compensation data from the entertainment industry survey provided by Towers Perrin as described above.

We view our current executive compensation program as one in which the individual components combine together to create a total compensation package for each Named Executive Officer that we believe achieves our compensation objectives and has a targeted value at approximately the 35th percentile of our peer group companies identified above. The Compensation Committee believes that this level is appropriate as the Company is smaller than most of the peer companies, ranking at approximately the 41st percentile in terms of market capitalization and market value among these companies. Because the Compensation Committee generally determines the target value of our current executive compensation program based on an assessment of the compensation paid by our peer group companies, we do not generally factor in amounts realized from prior compensation paid to the Named Executive Officers.

Current Executive Compensation Program Elements

Base Salaries

The base salaries of our Named Executive Officers, including periodic increases, are set forth in their respective employment agreements, each of which was approved by the Compensation Committee. In general, the Compensation Committee targets base salary levels between the 35th and 45th percentiles among our peer group companies identified in the annual review described above. As noted above, the Compensation Committee believes that a significant portion of executive officers’ compensation should be in the form of incentive compensation that helps to align the interests of our executives with those of our stockholders. Accordingly, our executive officers’ salary levels are set at or below the median level of our peer companies so that a greater percentage of our executives’ compensation may be delivered in the form of incentive compensation opportunities.

The Company has entered into employment agreements with each of the Named Executive Officers that provide for the executive’s base salary levels for the term of the agreement. In establishing the salary levels of the Named Executive Officers and the Company’s other executive officers, the Compensation Committee assesses the executive’s past performance and expected future contributions to the Company, the executive’s salary and responsibilities relative to the other executive officers, and the salaries of similarly situated executives with our peer companies. The Compensation Committee believes that the base salary levels of the Named Executive Officers and the other executive officers generally are reasonable in view of competitive practices, the Company’s performance and the contribution of those officers to that performance.

Annual Incentive Bonuses

Historically, annual incentive bonuses have been awarded to executive officers based upon multiple performance criteria, including evaluations of personal job performance and performance measured against objective business criteria. As noted above, the Company has entered into employment agreements with each of the Named Executive Officers that specifies how the executive’s bonus will be determined each year. In general, the bonus amounts for these executives are determined based on the Company’s performance relative to preestablished goals for that year.

For fiscal 2007, the Compensation Committee determined the bonuses to be awarded to each of the Named Executive Officers in accordance with the terms of their respective employment agreements. The bonus amounts for Messrs. Feltheimer and Burns were determined based on, among other factors, the Compensation Committee’s assessment of the Company’s performance during the fiscal year as measured by its EBITDA, total revenues, earnings, free cash flow, debt reduction, share price and other performance measures. Mr. Beeks’ bonus, pursuant to his employment agreement in effect for fiscal 2007, was determined in part based on the Company’s EBITDA and the performance of the Company’s Home Video Division during the fiscal year and in part discretionary. (For a description of Mr. Beeks’ employment agreement effective for fiscal 2008, see “Description of Employment Agreements — Salary and Bonus Amounts” below.) Mr. Levin’s bonus was determined based in part on the Company’s EBITDA and other performance factors established for the fiscal year and was in part discretionary. Mr. Keegan’s bonus was entirely in the discretion of the Compensation Committee. In each case, the discretionary portion of the bonuses for Messrs. Beeks, Levin and Keegan was determined by the Compensation Committee, taking into account the recommendations of Mr. Feltheimer, based on the performance of the Company and the individual executive during the fiscal year.

In addition to their annual incentive bonus awards, Messrs. Feltheimer and Beeks would be entitled to “stock price bonuses” pursuant to their employment agreements if the volume-weighted average of the Company’s median stock price exceeds certain thresholds over a six-month period. We believe that the stock price bonus provides an effective incentive to these executives to enhance Company performance in a way that is directly tied to the creation of value for our shareholders. As provided in his April 2006 employment agreement, Mr. Levin has received certain bonuses in recognition of his past services to the Company and would be entitled to a bonus if a change in control of the Company were to occur.

Long-Term Incentive Equity Awards

The Company’s policy is that the long-term compensation of its Named Executive Officers and other executive officers should be directly linked to the value provided to shareholders. Therefore, the Company has historically made annual grants of stock options and restricted stock unit awards to provide further incentives to our executives to increase shareholder value. The Compensation Committee bases its award grants to executives each year on a number of factors, including:

•	the executive’s position with the Company and total compensation package;

•	the executive’s performance of his or her individual responsibilities;

•	the equity participation levels of comparable executives at comparable companies; and

•	the executive’s contribution to the success of the Company’s financial performance.

In addition, the size, frequency and type of long-term incentive grants may be determined on the basis of tax consequences of the grants to the individual and the Company, accounting impact and potential dilution effects.

Award grants to our Named Executive Officers are generally made by the Compensation Committee in connection with the executive’s entering into a new employment agreement with the Company. The Company typically does not grant equity-based awards to its executive officers at any other time.

Share Options.  The Company makes a portion of its long-term incentive grants to Named Executive Officers in the form of share options with an exercise price that is equal to the closing price of our common shares on the grant date. Thus, the Named Executive Officers will only realize value on their share options if our shareholders realize value on their shares. The share options also function as a retention incentive for our executives as they vest ratably over the four-year period after the date of grant.

Time-Based Restricted Share Units.  The Company also grants long-term incentive awards to Named Executive Officers in the form of restricted share units that are subject to time-based or performance-based vesting requirements. Awards of time-based restricted share units vest over a period of several years following the date of grant and, upon vesting, are paid in shares of our common stock. Thus, the units are designed both to link executives’ interests with those of our shareholders as the units’ value is based on the value of our common stock and to provide a long-term retention incentive for the vesting period.

Performance-Based Restricted Share Units.  The Company also grants long-term incentive awards to Named Executive Officers in the form of performance-based restricted share units. The performance unit awards cover multiple years, with a percentage of the units subject to the award becoming eligible to vest each year based on the Company’s actual performance during that year relative to a performance goal established by the Compensation Committee. Thus, the performance units are designed both to motivate executives to maximize the Company’s performance each year and to provide a long-term retention incentive for the entire period covered by the award.

During fiscal 2007, the Company granted performance-based restricted share unit awards to Messrs. Feltheimer and Burns. Each of these awards covers a four-year performance period. For the first year of the performance period for each award, the Compensation Committee selected the following Company performance criteria to determine the number of restricted share units that would vest with respect to that year: stock price, annual revenue growth, free cash flow, cash management and management of cost of capital, achievement of pre-tax net income targets, return on equity and gross margin, and assessment of deals or acquisitions over time.

For more information on the equity-based awards granted to the Named Executive Officers during fiscal 2007, see the “Grants of Plan-Based Awards” table and accompanying narrative below.

Severance and Other Benefits Upon Termination of Employment

The Company believes that severance protections, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining key executive officers. Accordingly, we provide such protections for our Named Executive Officers under their respective employment agreements. The Compensation Committee evaluates the level of severance benefits to provide a Named Executive Officer on a case-by-case basis, and in general, we consider these severance protections an important part of an executive’s compensation and consistent with competitive practices.

As described in more detail below under “Potential Payments Upon Termination or Change in Control” below, the Named Executive Officers would be entitled under their employment agreements to severance benefits in the event of a termination of employment by the Company without cause (and, in the case of Mr. Feltheimer, a constructive termination of his employment). The Company has determined that it is appropriate to provide these executives with severance benefits under these circumstances in light of their positions with the Company and as part of their overall compensation package. The severance benefits for these executives are generally determined as if they continued to remain employed by the Company through the remainder of the term covered by their employment agreement.

The Company also believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage certain of our executive officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, we provide certain Named Executive Officers with enhanced severance benefits if their employment is terminated by the Company without cause or, in certain cases, by the executive in connection with a change in control. Because we believe that a termination by the executive for good reason may be conceptually the same as a termination by the Company without cause, and because we believe that in the context of a change in control, potential acquirors would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances.

We do not believe that Named Executive Officers should be entitled to receive their cash severance benefits merely because a change in control transaction occurs. The payment of cash severance benefits is only triggered by an actual or constructive termination of employment. Under their respective employment agreements, certain of our Named Executive Officers would be entitled to accelerated vesting of their outstanding equity awards automatically on a change in control of the Company.

Policy with Respect to Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officers and certain other executive officers unless certain performance and other requirements are met. Our intent generally is to design and administer executive compensation programs in a manner that will preserve the deductibility of compensation paid to our executive officers, and we believe that a substantial portion of our current executive compensation program (including the stock options granted to our Named Executive Officers as described above) satisfies the requirements for exemption from the $1,000,000 deduction limitation. However, we reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible. The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable, performance-based and consistent with the goals of the Company and its stockholders.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate the report by reference in that filing.

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the three non-employee directors named at the end of this report, each of whom is independent as defined by the New York Stock Exchange listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis section be included in this proxy statement to be filed with the SEC.

Compensation Committee of the Board of Directors

Arthur Evrensel (Chair)
Daryl Simm
Hardwick Simmons

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of fiscal 2007. No member of the Compensation Committee is or has been a former or current executive officer of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended March 31, 2007.

SUMMARY COMPENSATION TABLE — FISCAL 2007

The following table presents information regarding compensation of each of our Named Executive Officers for services rendered during fiscal 2007.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(2)	($)	($)	($)(3)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Jon Feltheimer	2007	850,000	800,000	874,748	755,561	0	0	15,424	3,297,740
Chief Executive Officer
Michael Burns	2007	645,833	550,000	877,319	349,752	0	0	18,676	2,443,587
Vice Chairman
Steven Beeks	2007	575,000	650,000	71,389	1,845,465	0	0	2,716	3,146,577
President and Chief Operating Officer
Wayne Levin	2007	400,000	325,000	34,083	18,944	0	0	2,287	782,321
General Counsel and Executive Vice President, Corporate Operations
James Keegan	2007	398,750	100,000	55,815	0	0	0	2,716	559,288
Chief Financial Officer

(1)	For a description of the performance criteria and other factors used to determine these bonus amounts, see the “Compensation Discussion and Analysis” above and the description of each Named Executive Officer’s employment agreement with the Company under “Description of Employment Agreements — Salary and Bonus Amounts” below.

(2)	The amounts reported in Columns (e) and (f) of the table above reflect the aggregate dollar amounts recognized for stock awards and option awards, respectively, for financial statement reporting purposes with respect to fiscal 2007 (disregarding any estimate of forfeitures related to service-based vesting conditions). No stock awards or option awards granted to Named Executive Officers were forfeited during fiscal 2007. For a discussion of the assumptions and methodologies used to value the awards reported in Column (e) and Column (f), please see the discussion of stock awards and option awards set forth in Note 11 to the Company’s Audited Consolidated Financial Statements, included as part of the Company’s Annual Report for fiscal 2007 filed on Form 10-K with the SEC and incorporated herein by reference. For information about the stock awards and option awards granted to our Named Executive Officers for fiscal 2007, please see the discussion under “Grants of Plan-Based Awards” below.

(3)	For Mr. Feltheimer, this column includes $12,708 in perquisites and personal benefits, consisting of club membership dues and disability insurance premiums. For Mr. Burns, this column includes $15,960 in perquisites and personal benefits, consisting of an auto allowance, club membership dues and disability insurance premiums. In addition, this column includes the Company’s contributions to each Named Executive Officer’s account under our 401(k) plan and term life insurance policy. The Company is not the beneficiary of the life insurance policies, and the premiums that the Company pays are taxable as income to the applicable officer. This insurance is not split-dollar life insurance. The fiscal 2007 401(k) matching contribution made with respect to each Named Executive Officer was $1,000. The fiscal 2007 life insurance policy contribution made with respect to each named executive officer was $1,716, except that the contribution made with respect to Mr. Levin was $1,287.

Compensation of Named Executive Officers

The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers in fiscal 2007. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, an annual bonus, and long-term equity incentives consisting of stock options and restricted stock units. Named Executive Officers also earned the other benefits listed in Column (i) of the Summary Compensation Table, as further described in footnote 3 to the table.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The Grants of Plan-Based Awards table, and the accompanying description of the material terms of the stock options and restricted stock unit awards granted in fiscal 2007, provides information regarding the long-term equity incentives awarded to Named Executive Officers in fiscal 2007. The Outstanding Equity Awards at Fiscal Year End and Option Exercises and Stock Vested tables provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.

Description of Employment Agreements — Salary and Bonus Amounts

We have entered into employment agreements with each of our Named Executive Officers. These employment agreements, including the salary and bonus terms of each agreement, are briefly described below. Provisions of these agreements relating to outstanding equity incentive awards and post-termination of employment benefits are discussed below under the applicable sections of this Proxy Statement.

Jon Feltheimer.  We entered into an employment agreement with Mr. Feltheimer effective September 20, 2006. The agreement provides that Mr. Feltheimer will serve as our Chief Executive Officer for a term that ends March 31, 2011. Mr. Feltheimer’s annual base salary under the agreement was $850,000 through March 31, 2007 and will be $1,200,000 through the completion of the term. Mr. Feltheimer is entitled to an annual discretionary bonus determined by our Compensation Committee, based on certain criteria set forth in the agreement, with an informal target bonus of 100% of his base salary. In addition, Mr. Feltheimer will be entitled to receive a stock price bonus of $750,000 if the volume-weighted average of our median stock price exceeds $13.00, $16.00 or $19.00 for a period of six consecutive months (for a maximum total bonus of $2,250,000 if all three stock price values are met). The agreement also provides for Mr. Feltheimer to participate in the Company’s usual benefit programs for senior executives.

Michael Burns.  We entered into an employment agreement with Mr. Burns effective September 1, 2006. The agreement provides that Mr. Burns will serve as our Vice Chairman for a term that ends September 1, 2010. Mr. Burns’s annual base salary under the agreement is $750,000. Mr. Burns is entitled to an annual discretionary bonus, recommended by our Chief Executive Officer and determined by our Compensation Committee, based on certain criteria set forth in the agreement, with an informal target bonus of 100% of his base salary. In addition, Mr. Burns will be entitled to receive a stock price bonus of $600,000 if the volume-weighted average of our median stock price exceeds $13.00, $16.00 or $19.00 for a period of six consecutive months (for a maximum total bonus of $1,800,000 if all three stock price values are met). The agreement also provides for Mr. Burns to participate in the Company’s usual benefit programs for senior executives.

Steven Beeks.  We entered into an employment agreement with Mr. Beeks effective April 1, 2007. The agreement provides that Mr. Beeks will serve as our President and Chief Operating Officer for a term that ends April 1, 2011. Mr. Beeks’s annual base salary under the agreement is $600,000 through March 31, 2008 and will increase thereafter to $750,000 for the remainder of term. Mr. Beeks is entitled to an annual performance bonus at the full discretion of our Chief Executive Officer. In addition, Mr. Beeks is entitled to receive an annual bonus of between 12.5% or 25% of his annual base salary if the Company attains 105% or 115%, respectively, of an EBITDA target established by the Company for the applicable fiscal year. The agreement also provides for Mr. Beeks to participate in the Company’s usual benefit programs for its employees. Mr. Beeks’ employment agreement also contemplates that he will be granted certain stock options and restricted stock units. These grants were not made until after the end of our fiscal year on March 31, 2007 and will be reported in next year’s proxy statement.

Wayne Levin.  We entered into an employment agreement with Mr. Levin effective as of April 1, 2006. The agreement provides that Mr. Levin will serve as our General Counsel and Executive Vice President, Corporate

Operations for a term that ends March 31, 2009. We may, at our sole discretion, extend the term for an additional year, commencing April 1, 2009 and ending March 31, 2010. Mr. Levin’s annual base salary under the agreement was $400,000 for the first year of the term, is $500,000 for the second and third years of the term, and will be $600,000 for the fourth year of the term (if we exercise our option to extend the term). Mr. Levin is entitled to an annual performance bonus at the full discretion of our Chief Executive Officer. In addition, Mr. Levin is entitled under his employment agreement to receive (1) an annual bonus of 25% of his base salary based upon certain performance goals established for each fiscal year; (2) an annual bonus of 25% of his base salary based upon our EBITDA relative to a target established for the fiscal year (on terms that are not less favorable with respect to the definition of EBITDA, the EBITDA target and the percentages of base salary payable at various levels of EBITDA performance than those applicable to any other individual entitled to receive an EBITDA-based bonus for that fiscal year); and (3) past-service bonuses of $100,000, payable on April 3, 2006, and $125,000, payable on April 3, 2007. The agreement also provides for Mr. Levin to participate in the Company’s usual benefit programs for its employees.

James Keegan.  We entered into an employment agreement with Mr. Keegan effective April 16, 2006. The agreement provides that Mr. Keegan will serve as our Chief Financial Officer for a term that ends April 15, 2008. We may, at our sole discretion, extend the term for an additional year, commencing April 16, 2008, and ending April 15, 2009. Mr. Keegan’s annual base salary under the agreement was $400,000 for the first year of the term, is $425,000 for the second year of the term, and will be $450,000 for the third year of the term (if we exercise our option to extend the term). Mr. Keegan is entitled to annual performance bonuses at the full discretion of our Chief Executive Officer and the approval of our board of directors.

GRANTS OF PLAN-BASED AWARDS — FISCAL 2007

The following table presents information regarding the equity incentive awards granted to the Named Executive Officers for fiscal 2007. Each of these awards was granted under our 2004 Plan.

										All
										Other	All Other
										Stock	Option
										Awards:	Awards:	Exercise	Grant Date
				Estimated Future Payouts						Number of	Number of	or Base	FairValue
				Under Non-Equity Incentive			Estimated Future Payouts Under			Shares of	Securities	Price of	of Stock and
				Plan Awards			Equity Incentive Plan Awards			Stock or	Underlying	Option	Option
			Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name			Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(1)
(a)	Grant Date		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Jon Feltheimer	6/13/06		6/13/06	—	—	—	—	—	—	20,000	—	—	179,200
	9/20/06		9/15/06	—	—	—	—	320,000	—	—	—	—	3,699,200	(2)
	9/20/06		9/15/06	—	—	—	—	—	—	320,000	—	—	3,212,800
	9/20/06		9/15/06	—	—	—	—	—	—	—	1,050,000	10.04	4,276,650
Michael Burns	6/13/06		6/13/06	—	—	—	—	—	—	20,000	—	—	179,200
	9/12/06		9/12/06	—	—	—	—	333,333	—	—	—	—	3,853,330	(2)
	9/12/06		9/12/06	—	—	—	—	—	—	333,333	—	—	3,103,330
	9/12/06		9/12/06	—	—	—	—	—	—	—	1,050,000	9.31	3,972,150
Steven Beeks	6/13/06		6/13/06	—	—	—	—	—	—	20,000	—	—	179,200
Wayne Levin	6/13/06		6/13/06	—	—	—	—	—	—	100,000	—	—	896,000
	9/12/06	(3)	6/13/06	—	—	—	—	—	—	25,000	—	—	232,750
James Keegan	9/12/06	(3)	6/13/06	—	—	—	—	—	—	25,000	—	—	232,750

(1)	The amounts reported in Column (l) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in Column (l), please see footnote (1) to the Summary Compensation Table.

(2)	These awards were initially approved by the Compensation Committee in September 2006 and the Compensation Committee determined the applicable performance-based vesting criteria for the awards in June 2007. In accordance with applicable accounting rules, the value of the awards for purposes of the Company’s financial statements was determined in June 2007 (when the vesting criteria was established) and the Company did not incur any accounting charge for financial statement reporting purposes with respect to these awards in fiscal 2007. The amount reported as the grant-date value of these awards in the table above reflects the value of the awards determined in June 2007 in accordance with the principles used to calculate the value of equity awards for purposes of the Company’s financial statements.

(3)	These awards were approved by the Compensation Committee on June 13, 2006, subject to shareholder approval of a proposed increase in the number of shares available for award grant purposes under the 2004 Plan. The shareholders approved the 2004 Plan proposal on September 12, 2006 and, accordingly, these awards became effective as of that date.

Description of Plan-Based Awards

Each of the equity-based awards reported in the Grants of Plan-Based Awards Table was granted under, and is subject to, the terms of the 2004 Plan. The 2004 Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value.

Under the terms of the 2004 Plan, if there is a change in control of the Company, each Named Executive Officer’s outstanding awards granted under the plan will generally become fully vested and, in the case of options, exercisable, unless the Compensation Committee provides for the substitution, assumption, exchange or other continuation of the outstanding awards. Any options that become vested in connection with a change in control generally must be exercised prior to the change in control, or they will be canceled in exchange for the right to receive a cash payment in connection with the change in control transaction.

As described below under “Potential Payments Upon Termination or Change in Control,” certain options and restricted stock unit awards granted to the Named Executive Officers during fiscal 2007 are subject to accelerated vesting under the terms of their respective employment agreements in the event of a change in control of the Company and/or the termination of their employment under certain circumstances. The equity awards contemplated by Mr. Beeks’ employment agreement effective as of April 1, 2007 are also subject to accelerated vesting under the terms of that agreement.

Options

Each option reported in Column (j) of the table above was granted with a per-share exercise price equal to the fair market value of a share of our common stock on the grant date. For these purposes, and in accordance with the terms of the 2004 Plan and our option grant practices, the fair market value is equal to the closing price of a share of our common stock on the applicable grant date.

Each option granted to our Named Executive Officers in fiscal 2007 is subject to a four-year vesting schedule. Once vested, each option will generally remain exercisable until its normal expiration date. Each of the options granted to our Named Executive Officers in fiscal 2007 has a term of ten years. However, vested options may terminate earlier in connection with a change in control transaction or a termination of the Named Executive Officer’s employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the option will immediately terminate upon a termination of the Named Executive Officer’s employment. The Named Executive Officer will generally have six months to exercise the vested portion of the option following a termination of employment. If the Named Executive Officer is terminated by us for cause, the option (whether or not) vested will immediately terminate.

The options granted to Named Executive Officers during fiscal 2007 do not include any dividend rights.

Restricted Stock Units

Columns (g) and (i) of the table above reports awards of restricted stock units granted to our Named Executive Officers for fiscal 2007. Each restricted stock unit represents a contractual right to receive one share of our common stock. The Named Executive Officer does not have the right to vote or dispose of the restricted stock units, but does have the right to receive cash payments as dividend equivalents based on the amount of dividends (if any) paid by the Company during the term of the award on a number of shares equal to the number of outstanding and unpaid restricted stock units then subject to the award. Such payments are made at the same time the related dividends are paid to the Company’s stockholders generally.

Time-Based Units.  Column (i) of the table above reports awards of restricted stock units granted to our Named Executive Officers for fiscal 2007 that are subject to time-based vesting requirements. The stock units granted to Messrs. Feltheimer and Burns are subject to a four-year vesting schedule, while the units granted to Messrs. Beeks, Levin and Keegan are scheduled to vest over a period of between two and three years after the grant date, provided that in each case the officer continues to be employed with the Company through the vesting date. (See the footnotes to the “Outstanding Equity Awards at Fiscal 2007 Year-End” table below for more information on the specific vesting dates of these awards.)

Performance-Based Units.  Column (g) of the table above reports award grants to Messrs. Feltheimer and Burns during 2007 that are eligible to vest based on the Company’s performance over a specified period of time relative to certain preestablished goals. Up to one-fourth of the total number of stock units subject to the award are eligible to vest during each of the four performance years covered by the award. In general, the number of stock units that vest each year is determined based on the Company’s performance during the applicable year, but the Compensation Committee has discretion to provide that the units may vest even if the performance goals are not met or that any units that do not vest based on the Company’s performance for a particular year will be eligible to vest based on the Company’s performance in a subsequent year. The performance goals for the first year of each of these awards established by the Compensation Committee are described in the “Compensation Discussion and Analysis” above.

OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR-END

The following table presents information regarding the outstanding equity awards held by each of our Named Executive Officers as of March 31, 2007, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards						Stock Awards
												Equity
										Equity		Incentive
				Equity						Incentive		Plan Awards:
				Incentive						Plan Awards:		Market or
				Plan					Market	Number of		Payout Value
				Awards:			Number of		Value of	Unearned		of Unearned
	Number of	Number of		Number of			Shares or		Shares or	Shares, Units		Shares, Units
	Securities	Securities		Securities			Units of		Units of	or Other		or Other
	Underlying	Underlying		Underlying	Option		Stock That		Stock That	Rights That		Rights That
	Unexercised	Unexercised		Unearned	Exercise	Option	Have Not		Have Not	Have Not		Have Not
	Options (#)	Options (#)		Options	Price	Expiration	Vested		Vested	Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)(1)	(#)		($)(1)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)

Jon Feltheimer	1,000,000	—		—	3.00	9/30/07	—		—	—		—
	600,000	—		—	2.55	9/30/07	—		—	—		—
	373,000	—		—	3.05	9/10/08	—		—	—		—
	—	1,050,000	(2)	—	10.04	9/20/16	—		—	—		—
	—	—		—	—	—	375,000	(4)	4,282,500	—		—
	—	—		—	—	—	—		—	320,000	(5)	3,654,400
Michael Burns	75,000	—		—	2.55	9/10/07	—		—	—		—
	400,000	—		—	3.05	9/10/08	—		—	—		—
	—	1,050,000	(3)	—	9.31	9/11/16	—		—	—		—
	—	—		—	—	—	388,333	(6)	4,434,763	—		—
	—	—		—	—	—	—		—	333,333	(7)	3,806,663
Steven Beeks	850,000	—		—	5.20	2/2/09	—		—	—		—
	—	—		—	—	—	20,000	(8)	228,400	—		—
Wayne Levin	100,000	—		—	3.05	9/10/08	—		—	—		—
	—	—		—	—	—	125,000	(9)	1,427,500	—		—
James Keegan	—	—		—	—	—	25,000	(10)	285,500	—		—

(1)	The dollar amounts shown in columns (h) and (j) are determined by multiplying the number of shares or units reported in columns (g) and (i), respectively, by $11.42, the closing price of our common stock on March 30, 2007 (the last trading day of fiscal 2007).

(2)	The unvested portion of this award is scheduled to vest in four equal installments on each of September 20, 2007, September 20, 2008, September 20, 2009 and September 20, 2010.

(3)	The unvested portion of this award is scheduled to vest in four equal installments on each of September 1, 2007, September 1, 2008, September 1, 2009 and September 1, 2010.

(4)	Of these time-based stock units, 35,000 are scheduled to vest on June 27, 2007; 20,000 are scheduled to vest in two equal installments on each of June 13, 2007 and June 13, 2008; and the remaining 320,000 are scheduled to vest in four equal installments on each of September 20, 2007, September 20, 2008, September 20, 2009 and September 20, 2010.

(5)	One-fourth of these performance-based stock units are eligible to vest based on the Company’s performance during the twelve-month period ending on each of March 31, 2008, March 31, 2009, March 31, 2010 and March 31, 2011.

(6)	Of these time-based stock units, 35,000 are scheduled to vest on June 27, 2007; 20,000 are scheduled to vest in two equal installments on each of June 13, 2007 and June 13, 2008; and the remaining 333,333 are scheduled to vest in four equal installments on each of September 1, 2007, September 1, 2008, September 1, 2009 and September 1, 2010.

(7)	One-fourth of these performance-based stock units are eligible to vest based on the Company’s performance during the twelve-month period ending on each of August 31, 2007, August 31, 2008, August 31, 2009 and August 31, 2010.

(8)	The unvested portion of this award is scheduled to vest in two equal installments on each of June 13, 2007 and June 13, 2008.

(9)	The unvested portions of these awards are scheduled to vest in two equal installments on each of March 31, 2008 and March 31, 2009.

(10)	The unvested portion of this award is scheduled to vest in three equal installments on each of June 13, 2007, June 13, 2008 and June 13, 2009.

OPTION EXERCISES AND STOCK VESTED — FISCAL 2007

The following table presents information regarding the exercise of stock options by Named Executive Officers during fiscal 2007, and on the vesting during fiscal 2007 of other stock awards previously granted to the Named Executive Officers.

	Option Awards			Stock Awards
	Number of Shares	Value Realized		Number of Shares	Value Realized
	Acquired on Exercise	on Exercise		Acquired on Vesting	on Vesting
Name	(#)	($)(1)		(#)	($)(1)
(a)	(b)	(c)		(d)	(e)

Jon Feltheimer	375,000	2,100,000	(2)	35,000	307,650
Michael Burns	533,721	5,111,265		35,000	307,650
Steven Beeks	—	—		—	—
Wayne Levin	—	—		—	—
James Keegan	50,000	370,000		—	—

(1)	Except as otherwise noted below, the dollar amounts shown in column (c) above for option awards are determined by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of our common stock on the date of exercise and the exercise price of the options. The dollar amounts shown in column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of our common stock on the vesting date.

(2)	This amount represents a cash payment to Mr. Feltheimer in exchange for the cancellation of 375,000 fully vested and exercisable stock appreciation rights with a per-share base price of $5.00. This exchange was made in connection with and pursuant to the terms of the employment agreement entered into by the Company and Mr. Feltheimer as of September 20, 2006.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that may become payable to certain Named Executive Officers in connection with a termination of their employment with the Company and/or a change in control of the Company pursuant to the terms of their respective employment agreements with the Company. In addition to the benefits described below, outstanding equity-based awards held by our Named Executive Officers may also be subject to accelerated vesting in connection with a change in control of the Company under the terms of our 2004 Plan as noted under “Grants of Plan-Based Awards” above.

Jon Feltheimer

Severance Benefits — Termination of Employment.  In the event Mr. Feltheimer’s employment is terminated during the employment term either by the Company without cause or by Mr. Feltheimer for good reason (as those terms are defined in the employment agreement), Mr. Feltheimer will be entitled to severance pay of continued payments of his base salary for the remainder of the term of the employment agreement (or, at Mr. Feltheimer’s election, a lump sum payment of the present value equivalent of the amount of those payments). In addition, the stock options and time-based restricted stock units granted to Mr. Feltheimer pursuant to his employment agreement, along with the next installment of his performance-based stock units scheduled to vest following the date of termination, will generally become fully vested, to the extent then outstanding and not otherwise vested.

For the remainder of the term of his employment agreement, the Company will continue to provide Mr. Feltheimer with the benefits he was receiving at the time of his termination, and Mr. Feltheimer will continue to be eligible for the stock-price bonuses described above under “Description of Employment Agreements — Salary and Bonus Amounts.”

Change in Control Benefits.  Upon a change in control of the Company (as defined in the employment agreement), the stock options and time-based restricted stock units granted to Mr. Feltheimer pursuant to his employment agreement, along with the next installment of his performance-based stock units scheduled to vest following the date of the change in control, will generally become fully vested, to the extent then outstanding and not otherwise vested. In addition, if the Company’s stock price as of the change in control date exceeds the thresholds for the stock-price bonuses described above, Mr. Feltheimer would be entitled to payment of the applicable amount of his stock-price bonus. In the event that the benefits payable to Mr. Feltheimer in connection with a change in control would be subject to the excise tax imposed under Section 280G of the U.S. Internal Revenue Code of 1986 (“Section 280G”), Mr. Feltheimer’s benefits would either be reduced to a level such that the excise tax would not apply or he would be paid the full amount of his benefits and would receive a gross-up payment from the Company up to a maximum of $150,000, whichever would result in his receiving the greater benefit on an after-tax basis.

Severance Benefits — Termination of Employment in Connection with Change in Control.  In the event Mr. Feltheimer’s employment is terminated by the Company in connection with a change in control (as defined in the employment agreement), Mr. Feltheimer would be entitled to a cash payment of $2,500,000 and to severance pay of continued payments of his base salary for the remainder of the term of the employment agreement. If a change in control occurs and Mr. Feltheimer voluntarily terminates his employment within the 30-day period following the change in control, he would be entitled to a cash payment of $2,500,000 but would not be entitled to any continued payment of his base salary.

Severance Benefits — Death or Disability.  In the event Mr. Feltheimer’s employment is terminated during the employment term due to his death or disability (as defined in the employment agreement), he (or his estate) would be entitled to payment of the applicable amount of his stock-price bonus if the Company’s stock price exceeded the stock-price bonus thresholds for the four-month period preceding the date of termination. Mr. Feltheimer (or his estate) may also be entitled to a prorated payment of his stock-price bonus based on the Company’s stock price during the six-month period following such a termination.

Michael Burns

Severance Benefits — Termination of Employment.  In the event Mr. Burns’ employment is terminated during the employment term by the Company without cause (as defined in the employment agreement), Mr. Burns will be entitled to severance pay of continued payments of his base salary for the remainder of the term of the employment agreement (or, at Mr. Burns’ election, a lump sum payment of 50% of the amount of those payments). In addition, the stock options and time-based restricted stock units granted to Mr. Burns pursuant to his employment agreement, along with the next installment of his performance-based stock units scheduled to vest following the date of termination, will generally become fully vested, to the extent then outstanding and not otherwise vested.

Change in Control Benefits.  Upon a change in control of the Company (as defined in the employment agreement), the stock options and time-based restricted stock units granted to Mr. Burns pursuant to his employment agreement, along with the next installment of his performance-based stock units scheduled to vest following the date of the change in control, will generally become fully vested, to the extent then outstanding and not otherwise vested. In addition, if the Company’s stock price as of the change in control date exceeds the thresholds for the stock-price bonuses described above, Mr. Burns would be entitled to payment of the applicable amount of his stock-price bonus.

Severance Benefits — Termination of Employment in Connection with Change in Control.  In the event Mr. Burns’ employment is terminated by the Company in connection with a change in control (as defined in the employment agreement), or if Mr. Burns voluntarily elects to terminate his employment within the 15-day period following a change in control, Mr. Burns would be entitled to severance pay equal to the greater of continued payments of his base salary for the remainder of the term of the employment agreement or $1,800,000.

Severance Benefits — Death or Disability.  In the event Mr. Burns’ employment is terminated during the employment term due to his death or disability (as defined in the employment agreement), he (or his estate) would be entitled to payment of the applicable amount of his stock-price bonus if the Company’s stock price exceeded the stock-price bonus thresholds for the four-month period preceding the date of termination. Mr. Burns (or his estate) may also be entitled to a prorated payment of his stock-price bonus based on the Company’s stock price during the six-month period following such a termination.

Steven Beeks

Severance Benefits — Termination of Employment.  In the event Mr. Beeks’ employment is terminated during the employment term by the Company without cause (as defined in the employment agreement), Mr. Beeks will be entitled to receive either, at the Company’s discretion, severance pay of continued payments of his base salary for the remainder of the term of the employment agreement or a lump sum payment of 50% of the amount of those payments (provided that such payment is not less than the greater of six months’ of Mr. Beeks’ base salary or the amount he would be entitled to receive under the Company’s severance policy for non-contract employees).

Change in Control Benefits.  Upon a change in control of the Company (as defined in the employment agreement), the stock options and restricted stock units granted to Mr. Beeks pursuant to his employment agreement will generally become fully vested, to the extent then outstanding and not otherwise vested.

Severance Benefits — Termination of Employment in Connection with Change in Control.  In the event Mr. Beeks’ employment is terminated by the Company within six months of the date of a change in control (as defined in the employment agreement), Mr. Beeks would be entitled to severance pay equal to 50% of his compensation under the employment agreement for the remainder of the term or $1,500,000.

Severance Benefits — Death.  In the event Mr. Beeks’ employment is terminated during the employment term due to his death, the stock options and restricted stock units granted to Mr. Beeks pursuant to his employment agreement will generally become fully vested, to the extent then outstanding and not otherwise vested.

Wayne Levin

Severance Benefits — Termination of Employment.  In the event Mr. Levin’s employment is terminated during the employment term by the Company without cause (as defined in the employment agreement), Mr. Levin will be entitled to receive severance pay of continued payments of his base salary for the remainder of the term of the employment agreement or, at the Company’s discretion and other than in the final year of the employment term, a lump sum payment of 50% of the amount of those payments. Mr. Levin will also be entitled to a prorated bonus payment for the year in which the termination occurs and would remain eligible for payment of the change in control bonus described below.

Change in Control Benefits.  Upon a change in control of the Company (as defined in the employment agreement), Mr. Levin would be entitled to a bonus payment of $1,000,000. In addition, if the vesting of outstanding stock options held by any employee of the Company accelerates in connection with a change in control, the outstanding stock options held by Mr. Levin and the restricted stock units granted to Mr. Levin pursuant to his employment agreement shall accelerate to the same extent as such other employee’s stock options.

Severance Benefits — Termination of Employment in Connection with Change in Control.  In the event Mr. Levin’s employment is terminated by the Company without cause or by Mr. Levin for good cause (as defined in the employment agreement) subsequent to a change in control, Mr. Levin would be entitled to severance pay equal to his compensation under the employment agreement for the remainder of the term.

Severance Benefits — Death.  In the event Mr. Levin’s employment is terminated during the employment term due to his death, the stock options and restricted stock units granted to Mr. Levin will generally become fully vested, to the extent then outstanding and not otherwise vested.

James Keegan

Severance Benefits — Termination of Employment.  In the event Mr. Keegan’s employment is terminated during the employment term by the Company without cause (as defined in the employment agreement), Mr. Keegan will be entitled to receive severance pay of continued payments of his base salary for the remainder of the term of the employment agreement or, at the Company’s discretion, a lump sum payment of 50% of the amount of those payments (provided that such payment is not less than six months’ of Mr. Keegan’s base salary). The Company will also reimburse Mr. Keegan for the cost of his COBRA premiums for continued health coverage for up to six months following the date of his termination. In the event that the Company does not exercise its option to extend the employment term for one year, the restricted stock units granted to Mr. Keegan pursuant to the employment agreement, to the extent outstanding and unvested, will generally become fully vested.

Severance Benefits — Death.  In the event Mr. Keegan’s employment is terminated during the employment term due to his death, the restricted stock units granted to Mr. Keegan pursuant to the employment agreement, to the extent outstanding and unvested, will generally become fully vested.

Estimated Severance and Change in Control Benefits

The following chart presents the approximate amount of the benefits that each of the Named Executive Officers would have been entitled to had his employment terminated under the circumstances described in the preceding paragraphs on March 31, 2007:

Severance Benefits.  The following chart presents the Company’s estimate of the amount of the dollar value of the benefits to which each of the Named Executive Officers would have been entitled had his employment terminated under the circumstances described above (other than in connection with a change in control of the Company) on March 31, 2007:

				Termination Due to
	Termination by the Company Without Cause(1)			Executive’s Death
		Continuation of	Equity	Equity
Name	Cash Severance	Benefits	Acceleration(2)	Acceleration(2)

Jon Feltheimer	4,800,000	74,821	6,017,000	—
Michael Burns	2,562,500	—	6,973,825	—
Steven Beeks	2,850,000	—	—	—
Wayne Levin	1,100,000	—	—	1,427,500
James Keegan	425,000	9,353	—	285,500

(1)	As described above, Mr. Feltheimer would also be entitled to these benefits pursuant to his employment agreement if he terminated his employment with the Company for good reason.

(2)	These columns report the intrinsic value of the unvested portions of each executive’s awards that would accelerate in the circumstances. For options, this value is calculated by multiplying the amount (if any) by which the closing price of the Company’s common shares on the last trading day of the fiscal year exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. For restricted share unit awards, this value is calculated by multiplying the closing price of the Company’s common shares on the last trading day of the fiscal year by the number of units subject to the accelerated portion of the award.

Change in Control Benefits.  The following chart presents the Company’s estimate of the dollar value of the amount of the benefits to which each of the Named Executive Officers would have been entitled had a change in control of the Company occurred on March 31, 2007 (and, as applicable, the executive’s employment with the Company had terminated under the circumstances described above on such date):

		Equity		Change in Control	Section 280G
Name	Cash Severance(1)	Acceleration(2)		Bonus	Gross-Up

Jon Feltheimer	7,300,000	6,017,000		—	150,000	(3)
Michael Burns	2,562,500	6,973,825		—	—
Steven Beeks	2,850,000	—	(4)	—	—
Wayne Levin	1,100,000	1,427,500	(5)	$1,000,000	—
James Keegan	425,000	—		—	—

(1)	As described above, these severance amounts are generally payable if the executive’s employment is terminated by the Company without cause in connection with a change in control. Pursuant to their employment agreements, Mr. Feltheimer and Mr. Burns would also be entitled to a cash severance payment if they voluntarily terminated employment within a specified period following a change in control (although the amount of the benefit in Mr. Feltheimer’s case would be limited to $2,500,000).

(2)	See footnote (2) to the table above for the determination of equity acceleration value.

(3)	See the description of the Section 280G provisions of Mr. Feltheimer’s employment agreement above. This figure represents the maximum amount of the Section 280G gross-up payment to which Mr. Feltheimer would be entitled in any circumstances under his employment agreement.

(4)	As described above, Mr. Beeks would be entitled on a change in control to accelerated vesting of his stock options and restricted stock units that were granted pursuant to his employment agreement. However, these grants were not made until after March 31, 2007.

(5)	For purposes of this calculation, we have assumed that all of Mr. Levin’s outstanding equity awards would become fully vested pursuant to his employment agreement on a change in control of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms we received, or written representations from certain reporting persons that no forms were required for those persons, we believe that during fiscal 2007, all filing requirements were met, except that the following individuals filed a late Form 4 for one transaction each: Steven Beeks, Michael Burns, Jon Feltheimer and James Keegan; and Wayne Levin filed two late Form 4s, covering one transaction each.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate the report by reference in that filing.

The members of our Audit Committee are all non-employee directors. In addition, our board of directors has determined that each meets the current NYSE independence requirements. Our current Audit Committee charter is attached to our 2005 proxy statement as Appendix A and is also available on the Company’s website at www.lionsgate.com and in print to any shareholder who requests it. Our Audit Committee assists our board of directors in overseeing (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence and (d) the performance of the Company’s internal audit function and independent auditors. Our Audit Committee also recommends to the shareholders the selection of independent auditors. Management and our independent auditors are responsible for planning or conducting audits. Our management is responsible for determining that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles and assuring compliance with applicable laws and regulations and our business conduct guidelines.

In performing its oversight function, our Audit Committee reviewed and discussed our fiscal year ended March 31, 2007 audited consolidated financial statements with management and the independent auditors. Our Audit Committee also discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication With Audit Committees, which relates to the conduct of our audit, including our auditors’ judgment about the quality of the accounting principles applied in our fiscal 2007 audited consolidated financial statements. Our Audit Committee received the written disclosures and the letter from our independent auditors required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and has discussed with our auditors their independence from management and us. When considering the independent auditors’ independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to the independent auditors for non-audit services.

Our Audit Committee meets with our independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. Our Audit Committee held five meetings during fiscal 2007.

Based upon the review and discussions described in this report, our Audit Committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2007 for filing with the U.S. Securities and Exchange Commission. Our Audit Committee also recommends to the shareholders the re-appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2008.

The Audit Committee of the Board of Directors

G. Scott Paterson (Chair)
Morley Koffman
Brian V. Tobin

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

In 2005, there were several changes to the corporate governance and corporate governance disclosure requirements applicable to the Company. Specifically, the Canadian Securities Administrators (“CSA”) adopted National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”) which requires the Company to disclose, on an annual basis, its approach to corporate governance. The CSA also adopted National Policy 58-201 Corporate Governance Guidelines which includes recommendations on such matters as the constitution and independence of corporate boards, their functions, the effectiveness and education of board members, and other items dealing with sound corporate governance. Our board of directors and senior management consider good corporate governance to be central to the effective and efficient operation of the Company. Set out below is a description of certain corporate governance practices of the Company as required by NI 58-101.

Board of Directors

NI 58-101 defines “independence” of directors and requires disclosure as to whether a board of directors is composed primarily of independent directors. An “independent director” generally is one who is independent of management and is free from any interest and any other business or other relationship with the Company which could, or could reasonably be expected to, interfere with the exercise of the director’s independent judgment.

Our board of directors currently has 12 members. As of the date of this proxy statement, eight directors are independent, two directors are non-independent as senior management of the Company, one director is non-independent as producer for the Company through a “first-look” arrangement, and one director is non-independent as a director, senior officer and shareholder of Maple Pictures, the Canadian distributor for the Company. As permitted by Canadian law, our board resolved to set the number of directors at 12 for the ensuing year. As a result, a majority of the members of the board of directors are independent. In addition, the board of directors undertakes an annual review of the independence of all non-employee directors.

Our board of directors is made up of:

Mark Amin	Non-Independent as producer for the Company through a “first-look” arrangement

Norman Bacal	Independent but related as a partner of Heenan Blaikie LLP, Canadian counsel to the Company

Michael Burns	Non-Independent as Vice Chairman

Arthur Evrensel	Independent but related as a partner of Heenan Blaikie LLP, Canadian counsel to the Company

Jon Feltheimer	Non-Independent as Chief Executive Officer

Morley Koffman	Independent

Laurie May	Non-Independent as a principal of Maple Pictures(1)

Harald Ludwig	Independent

G. Scott Paterson	Independent

Daryl Simm	Independent

Hardwick Simmons	Independent

Brian V. Tobin	Independent

(1)	The Company holds 20.4% of the outstanding common shares and ten Class A Convertible Preferred Shares of Maple Pictures. There is also a library distribution and output distribution agreement between the companies.

The Company has taken steps to ensure that adequate structures and processes are in place to permit the board of directors to function independently of management. The chairman position is divided between two Co-Chairmen, being Harald Ludwig, an independent director, and Jon Feltheimer. In matters that require independence of the board of directors from management, only the independent board members take part in the decision-making and evaluation. An in camera session occurs at the end of our board meetings in which the non-independent directors are usually excused. Harald Ludwig, our Co-Chairman and one of our independent directors, presides at the regularly scheduled executive sessions of the non-management directors.

The board of directors held a total of six meetings in fiscal 2007. The attendance of the directors at such meetings was as follows:

Board Meetings
Director	Attended

Mark Amin	6/6
Norman Bacal	6/6
Michael Burns	6/6
Arthur Evrensel	6/6
Jon Feltheimer	6/6
Morley Koffman	6/6
Harald Ludwig	5/6
Laurie May	6/6
G. Scott Paterson	6/6
Daryl Simm	5/6
Hardwick Simmons	5/6
Brian V. Tobin	6/6

The independent board members held a total of six sessions in fiscal 2007 at which non-independent directors and members of management were not in attendance. The attendance of the independent directors at such sessions was as follows:

Independent Board
Director	Sessions Attended

Norman Bacal	6/6
Arthur Evrensel	6/6
Morley Koffman	6/6
Harald Ludwig	5/6
Laurie May	6/6
G. Scott Paterson	6/6
Daryl Simm	5/6
Hardwick Simmons	5/6
Brian V. Tobin	6/6

Currently, the following directors serve on the board of directors of other public companies listed below.

Director	Public Company Board Membership

Mark Amin	JumpTV, Inc.
Norman Bacal	None
Michael Burns	None
Arthur Evrensel	None
Jon Feltheimer	None
Morley Koffman	Ainsworth Lumber Co. Ltd
Harald Ludwig	West Fraser Timber Co. Ltd.
Laurie May	None
G. Scott Paterson	JumpTV Inc., Rand A Technology Corporation, Automated Benefits Corp., Pioneering Technology Inc., and Run of River Power Inc.
Daryl Simm	None
Hardwick Simmons	Raymond James Financial and Geneva Acquisition Corp.
Brian V. Tobin	Aecon Group Inc., Consolidated Thompson — Lundmark Gold Mines Limited and New Flyer Industries Inc.

Board Mandate

Under the Corporate Governance Guidelines established by the board of directors, which includes the board’s mandate, the board has overall responsibility to review and regularly monitor the effectiveness of the Company’s fundamental operating, financial and other business plans, policies and decisions, including the execution of its strategies and objectives. The board of directors will seek to enhance shareholder value over the long term. The full text of the Company’s Corporate Governance Guidelines is available on the Company’s website at www.lionsgate.com.

Position Descriptions

To date, the Company has not developed position descriptions for the Co-Chairman positions, the chair positions of each board committee or the Chief Executive Officer. The board of directors determines the appropriate roles for such positions from time-to-time as serves the best interests of the Company. With respect to the Chief Executive Officer, the board of directors currently sets our annual objectives that become the objectives against which the Chief Executive Officer’s performance is measured.

Orientation and Continuing Education

The Nominating & Corporate Governance Committee, with the assistance of senior management, is responsible for overseeing and making recommendations to the board of directors regarding the orientation of new directors and a continuing education program for existing directors. Currently, the board of directors has an informal process for the orientation of new directors regarding the role of the board of directors, its committees and its directors and the nature of operation of the business. New directors meet with senior management and incumbent directors. Due to the experience level of the members of the Company’s board of directors, no formal continuing education program is believed to be required at this time but the Nominating & Corporate Governance Committee will monitor both external developments and the board’s composition to determine whether such a program may become useful in the future. However, directors are made aware of their responsibility to keep themselves up to date and the Nominating & Corporate Governance Committee advises all directors of major developments in corporate governance and important trends and new legal and regulatory requirements.

Ethical Business Conduct

We have (1) a Code of Business Conduct and Ethics that applies to all our directors, officers and employees, and (2) a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. These codes are available on the Company’s website at www.lionsgate.com, on SEDAR at www.sedar.com and in print to any shareholder who requests them. The codes are administered by the Company’s compliance officer, or his/her designee, and the Company’s legal department, and are overseen by the Audit Committee.

Nomination of Directors

Our Nominating & Corporate Governance Committee, comprised of three independent directors, is responsible for reviewing proposed new members of our board of directors and establishing full criteria for board membership. The Nominating & Corporate Governance Committee is also responsible for evaluating the performance of our board of directors as a whole, as well as that of the individual members of our board of directors. The Nominating & Corporate Governance Committee operates pursuant to a written charter adopted by the board of directors, a copy of which is available on the Company’s website at www.lionsgate.com.  For further information with respect to the Nominating & Corporate Governance Committee see “Information Regarding our Board of Directors and Committees of Our Board of Directors — Board Committees and Responsibilities” at page 18.

Compensation

The board of directors, through its Compensation Committee which is comprised of three independent directors, periodically reviews the adequacy and form of the compensation of directors and officers. The Compensation Committee operates pursuant to a written charter, which was amended and restated on May 30, 2007. A copy of this charter is posted in the Investors/Governance section of the Company’s website at www.lionsgate.com. For further information with respect to the Compensation Committee see “Information Regarding our Board of Directors and Committees of Our Board of Directors — Board Committees and Responsibilities” at page 18.

Other Board Committees

The board of directors also has a standing Audit Committee and Strategic Advisory Committee. For further information with respect to these committees see “Information Regarding our Board of Directors and Committees of Our Board of Directors — Board Committees and Responsibilities” at page 18.

Assessments

Our Nominating & Corporate Governance Committee is responsible for developing our overall approach to a corporate governance system that is effective in the discharge of the Company’s obligations to its shareholders. The Nominating & Corporate Governance Committee has the mandate and responsibility to review, on a periodic basis, the performance and effectiveness of the board of directors as a whole, and each individual director. The Nominating & Corporate Governance Committee annual assesses and provides recommendations to the board of directors on the effectiveness of the committees of the board of directors and the contributions of the directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review of Related Transactions

Pursuant to our Corporate Governance Guidelines, each director is required to disclose to our board of directors any financial interest or personal interest in the contract or transaction that is being considered by our board of directors. After such disclosure and responding to any questions our board of directors may have, the interested director is to abstain from voting on the matter, and is usually requested to leave the meeting while the remaining directors discuss and vote on the matter. Besides transactions with directors, our board of directors reviews and approves or ratifies any transaction (a “related person transaction”) in which the Company was, or is to be, a participant and in which any executive officer, nominee for director or beneficial owner of more than 5% of the outstanding shares of the Company, or any immediate family member of any such person, has a direct or indirect material interest, to ensure that the related person transaction is on terms no less favorable to the Company than could be obtained from an unrelated third party.

Relationships and Transactions

Ignite, LLC Transactions

In February 2001, the Company entered into an agreement with Ignite, LLC, a company, in which Michael Burns, our Vice Chairman and a director, owns approximately 31% and Hardwick Simmons, a director, owns approximately 12%. This agreement terminated pursuant to its terms in February 2003 and was not renewed. The agreement provided that Ignite will be paid a producer fee and a percentage of adjusted gross receipts for projects which commenced production during the term of the agreement and which were developed through a development fund financed by Ignite, LLC. During the fiscal year ended March 31, 2007, $0.1 million was paid to Ignite, LLC under this agreement.

The Company entered into an agreement with Ignite, LLC effective as of March 31, 2006. Under the agreement, in consideration for Ignite, LLC disclaiming all of its rights and interests to and in the motion picture Employee of the Month, Ignite, LLC was entitled to box office bonuses if certain thresholds were met. During the fiscal year ended March 31, 2007, $0.3 million was paid to Ignite, LLC under this agreement.

Sobini Film Transactions

In November 2002, the Company entered into a distribution agreement with Sobini Films, a company owned by Mark Amin, a director of the Company, for international distribution rights to the film The Prince and Me. During the fiscal year ended March 31, 2007, the Company paid approximately $0.1 million to Sobini Films in connection with profit participation under this agreement.

In March 2006, the Company entered into three distribution agreements with Sobini Films, under which the Company acquired certain distribution rights to the films The Prince and Me II, Streets of Legend and Peaceful Warrior. Scott Paterson, a director of the Company, is also an investor in Peaceful Warrior. The Company is required to pay a home video advance in the amount equal to 50% of Sobini Films’ projected share of adjusted gross receipts from the Company’s initial home video release of Streets of Legend. During the fiscal year ended March 31, 2007, the Company paid $0.7 million to Sobini Films under these three distribution agreements.

In April 2006, the Company entered into a development agreement with Sobini Films related to the film Sanctuary. The agreement provides that the parties are to evenly split development costs, up to a cap of $75,000 for the Company. Any amount above the Company’s cap will be paid by Sobini Films. Each of the Company and Sobini Films has the right (but not the obligation) to move forward with the project. If one chooses to move forward and the other does not, the latter shall be entitled to reimbursement of all monies contributed to the project. During the fiscal year ended March 31, 2007, the Company paid $0.1 million to Sobini Films under the development agreement.

In March 2007, the Company and Sobini Films entered into a termination agreement with respect to the film Peaceful Warrior. Under the termination agreement, Sobini Films agreed to pay the Company a one-time, non-recoupable payment in the amount of $386,000, with such payment to be deferred (subject to a personal guarantee letter from Mr. Amin and payment of any interest incurred by the Company). In exchange, Sobini Films is entitled to most future rights with respect to the film. No amounts have been paid during the fiscal year ended March 31, 2007, by Sobini Films to the Company under the termination agreement.

In August 2006, the Company entered into a Right of First Refusal Agreement with Sobini Films and Mr. Amin, granting the Company first look rights with respect to motion pictures produced by Sobini Films or Mr. Amin. Under the Right of First Refusal Agreement, the Company has a first look with respect to worldwide distribution rights in any motion picture produced by Sobini Films or Mr. Amin (other than as a producer for hire) alone or in conjunction with others to the extent that Sobini Films or Mr. Amin controls the licensing of such distribution rights during the term of the Right of First Refusal Agreement. The Right of First Refusal Agreement is subject to an indefinite, rolling 12-month term until terminated. During the term of the Right of First Refusal

Agreement, the Company shall pay to Sobini Films the amount of $250,000 per year. The Company is entitled to recoup the payment in the form of a production fee payable out of the budget of two “Qualifying Pictures” (as defined in the Right of First Refusal Agreement) annually that the Company chooses to distribute under the Right of First Refusal Agreement. During the fiscal year ended March 31, 2007, the Company paid $0.2 million to Sobini Films under the Right of First Refusal Agreement.

Cerulean, LLC Transactions

In December 2003 and April 2005, the Company entered into distribution agreements with Cerulean, LLC, a company in which Jon Feltheimer, our Chief Executive Officer, Co-Chairman and a director and Michael Burns, our Vice Chairman and a director, each hold a 28% interest. Under the agreements, the Company obtained rights to distribute certain titles in home video and television media and Cerulean, LLC is entitled to receive royalties. During the fiscal year ended March 31, 2007, the Company paid only a nominal amount to Cerulean, LLC under these agreements.

Maple Pictures Transactions

In April 2005, we entered into library and output agreements with Maple Pictures for the distribution of our motion picture, television and home video product in Canada. During the fiscal year ended March 31, 2007, we recorded $12.9 million in revenue pursuant to the library and output agreements. Maple Pictures was formed by Laurie May, a director of the Company, another former Company executive and a third-party equity investor. Ms. May is Co-President and a director of, and holds a 39.8% equity interest in, Maple Pictures. We also have a 20.4% interest in Maple Pictures. Ms. May has also granted the Company a call option to purchase her shares in Maple Pictures under certain circumstances.

CinemaNow, Inc. Transactions

Jon Feltheimer, our Company’s Chief Executive Officer, Co-Chairman and a director, and Michael Burns, our Company’s Vice Chairman and a director, each hold options to purchase common stock of CinemaNow, Inc. (“CinemaNow”), the Company’s 18.8% equity method investment (on a fully diluted basis). The Company invested $1 million in CinemaNow’s Series E preferred stock offering on June 29, 2006. Mr. Feltheimer and Mr. Burns have served on CinemaNow’s board of directors since February 2000. The options each of Mr. Feltheimer and Mr. Burns own are fully vested and are exercisable for less than 1% of the common stock of CinemaNow. In addition, Scott Paterson, a director of the Company, and Messrs. Feltheimer and Burns each own less than 1% of the outstanding convertible preferred stock of CinemaNow. Mark Amin, a director of the Company, also owns 4.0% of the outstanding Series C convertible preferred stock of CinemaNow and 0.38% of all of the convertible preferred shares of CinemaNow.

Icon International, Inc. Transactions

In March 2006, the Company entered into purchase and vendor subscription agreements with Icon International, Inc. (“Icon”), a company which directly reports to Omnicom Group, Inc. Daryl Simm, a director of the Company, is the Chairman and Chief Executive Officer of Omnicom Media Group, a division of Omnicom Group, Inc. Under the purchase agreement, the Company agreed to transfer title to certain excess CDs in inventory to Icon International, Inc. for liquidation purposes. In return, Icon agreed to pay the Company approximately $0.7 million. The Company received the $0.7 million payment in March 2006. Under the vendor subscription agreement, the Company agreed to purchase a minimum of $4.1 million in net media advertising through Icon in order to earn approximately $0.8 million in guaranteed minimum credits under a formula set forth under the vendor subscription agreement in exchange for Icon’s media advertising procurement services. The guaranteed minimum credits will be credited against the guaranteed minimum payment to satisfy the Company’s minimum payment obligation under the vendor subscription agreement. Icon has acknowledged that when delivered such a purchase will extinguish the Company’s guaranteed minimum payment obligation under the vendor subscription agreement. During the fiscal year ended March 31, 2007, the Company paid $5.0 million to Icon under the vendor subscription agreement, thereby satisfying the Company’s minimum guaranteed payment obligation.

In January 2007, the Company and Icon entered into a new and separate vendor subscription agreement (the “Agreement”) with a term of five years. Under the Agreement, the Company agreed to purchase certain rights of media advertising through Icon in exchange for which Icon will reimburse the Company for certain operating expenses as follows: (1) $763,958 during the first year of the term; (2) $786,013 during the second year of the term; (3) $808,813 during the third year of the term; (4) $832,383 during the fourth year of the term; and (5) $856,750 during the fifth year of the term (collectively, the “Minimum Annual Payment Amounts”). The Company may, at its option in exchange for agreeing to buy a higher amount of media advertising through Icon, elect that Icon reimburse the Company for such operating expenses in the following amounts: (a) $1,145,936 during the first year of the term; (b) $1,179,019 during the second year of the term; (c) $1,213,219 during the third year of the term; (d) $1,248,575 during the fourth year of the term; and (e) $1,285,126 during the fifth year of the term (collectively, the “Supplemental Annual Payment Amounts”). The Company has elected to be reimbursed at the Supplemental Annual Payment Amount for the first year of the term. In exchange, the Company has agreed to purchase media advertising through Icon of approximately $5.6 million per year (if the Company elects to be reimbursed for the Minimum Annual Payment Amount) or approximately $8.4 million per year (if the Company elects to be reimbursed for the Supplemental Annual Payment Amount) for the five-year term. The actual amount of media advertising to be purchased is determined using a formula based upon values assigned to various types of advertising, as set forth in the Agreement. For accounting purposes, the operating expenses incurred by the Company will continue to be expensed in full and the reimbursements from Icon of such expenses will be treated as a discount on media advertising and will be reflected as a reduction of advertising expense as the media advertising costs are incurred by the Company. The Agreement may be terminated by the Company effective as of any Agreement year end with six months notice.

Other Transactions

In its ongoing effort to maximize its return on cash investments, the Company has invested in short-term auction rate securities (AAA rated or rating agency equivalent) through large financial institutions. Specifically, the Company has invested in auction rate securities with Merrill Lynch, JP Morgan and Bank of America. Kevin Burns, the brother of Michael Burns, our Vice Chairman and a director, is a Private Wealth Advisor in the Private Bank and Investment Group at Merrill Lynch. During the fiscal year ended March 31, 2007, Kevin Burns received a de minimis amount in connection with this arrangement.

ACCOUNTANTS’ FEES

During fiscal 2007 and 2006, we retained our independent registered public accounting firm, Ernst & Young LLP, to provide services in the categories listed below. The following are the aggregate fees billed for each of the last two fiscal years for such services in the approximate amounts:

	Years Ended March 31,
	2007	2006

• Audit Fees	$3,025,084	$3,754,000
• Audit-Related Fees	$57,150	$16,000
• Tax Fees	$438,300	$610,000
• All Other Fees	$—	$—

Audit fees includes fees associated with the annual audit of the Company’s financial statements, the audits of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, reviews of the Company’s quarterly reports on Form 10-Q, and services that only the independent auditors can reasonably provide, such as services associated with SEC registration statements or other documents issued in connection with securities offerings (including consents and comfort letters). Audit-Related fees include consultations in connection with proposed or consummated acquisitions and attest services not required by statute or regulation. Tax fees include amounts billed for tax compliance, tax advice and tax planning.

Pursuant to our Audit Committee’s policy to pre-approve all permitted audit and non-audit services, our Audit Committee pre-approved all professional services provided by Ernst & Young LLP during fiscal 2007 and determined that the provision of non-audit services in fiscal 2007 was compatible with maintaining Ernst & Young LLP’s independence.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

OTHER INFORMATION

Our Annual Report on Form 10-K for fiscal 2007 is enclosed with this proxy statement. The exhibits to our Annual Report on Form 10-K are available to any shareholder who (a) submits a written request to us at 2700 Colorado Ave., Suite 200, Santa Monica, California 90404, Attn: Investor Relations and (b) provides payment of charges that approximate our cost of reproduction. The exhibits to our Annual Report on Form 10-K are also available at no charge on the SEC’s website at www.sec.gov.

OTHER BUSINESS

Our board of directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

* * *

It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

By Order of Our Board of Directors,

Jon Feltheimer
Chief Executive Officer and Co-Chairman of the Board

Vancouver, British Columbia
July 26, 2007

APPENDIX A

LIONS GATE ENTERTAINMENT CORP.
2004 PERFORMANCE INCENTIVE PLAN

1.	PURPOSE OF PLAN

The purpose of this Lions Gate Entertainment Corp. 2004 Performance Incentive Plan (this “Plan”) of Lions Gate Entertainment Corp., a company continued under the laws of the Province of British Columbia (the “Corporation”), is to promote the success of the Corporation and to increase shareholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the United States Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION

3.1  The Administrator.  This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board, the Compensation Committee or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2  Powers of the Administrator.  Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a) determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b) grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c) approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d) construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e) cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f) accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or share appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g) adjust the number of Common Shares subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by shareholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any option or share appreciation right;

(h) determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j) acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k) determine the fair market value of the Common Shares or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3  Binding Determinations.  Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4  Reliance on Experts.  In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5  Delegation.  The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	COMMON SHARES SUBJECT TO THE PLAN; SHARE LIMITS

4.1  Shares Available.  Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Shares and any Common Shares held as treasury shares. For purposes of this Plan, “Common Shares” shall mean the common shares of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2  Share Limits.  The maximum number of Common Shares that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of (a) 14,000,0001 Common Shares, plus (b) the number of Common Shares available for additional award grant purposes under the Corporation’s Employees’ and Directors’ Equity Incentive Plan, as amended (the “Equity Incentive Plan”), as of September 14, 2004 (the “Shareholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the Equity Incentive Plan as of the Shareholder Approval Date, plus (c) the number of any shares subject to stock options granted under the Equity Incentive Plan and outstanding on the Shareholder Approval Date which expire, or for any reason are cancelled or terminated, after the Shareholder Approval Date without being exercised; provided that in no event shall the Share Limit exceed 21,370,942 shares (which is the sum of the 14,000,000 shares set forth above, plus the number of shares available under the Equity Incentive Plan for additional award grant purposes as of the Effective Date (as such term is defined in Section 8.6.1), plus the number of shares subject to options previously granted and outstanding under the Equity Incentive Plan as of the Effective Date). The following limits also apply with respect to awards granted under this Plan:

(a) The maximum number of Common Shares that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 14,000,000 shares.

(b) The maximum number of Common Shares subject to those options and share appreciation rights that are granted during any calendar year to any individual under this Plan is 2,000,000 shares.

(c) The maximum number of Common Shares that may be delivered pursuant to Full-Value Awards granted under this Plan is 13,500,000 shares. For purposes of this Plan, a “Full-Value Award” is an award granted under this Plan that is not (1) a delivery of shares in respect of compensation earned but deferred, (2) except as expressly provided in Section 5.1.1 (which generally requires that shares delivered in respect of “discounted” stock options be charged against this limit), a stock option grant, or (3) except as expressly

1 The current aggregate Share Limit for this Plan is 7,000,000 shares. Shareholders are being asked to approve an amendment to this Plan that would increase the aggregate share limit by an additional 7,000,000 shares so that the new aggregate Share Limit for this Plan would be 14,000,000 shares.

provided in Section 5.1.3 (which generally requires that shares delivered in respect of “discounted” share appreciation right grants be charged against this limit), a share appreciation right grant.

(d) In no event will greater than ten percent (10%) of the total number of Common Shares available for award grant purposes under this Plan be used for purposes of granting certain “Special Full-Value Awards” referred to in Section 5.1.5.

(e) Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3  Awards Settled in Cash, Reissue of Awards and Shares.  To the extent that an award is settled in cash or a form other than Common Shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares are delivered in respect of a dividend equivalent, share appreciation right, or other award granted under this Plan, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under this Plan, shall be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4  Reservation of Shares; No Fractional Shares; Minimum Issue.  The Corporation shall at all times reserve a number of Common Shares sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of share appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS

5.1  Type and Form of Awards.  The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1  Stock Options.  A stock option is the grant of a right to purchase a specified number of Common Shares during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a Common Share on the date of grant of the option, except as follows: (a) in the case of a stock option granted retroactively in tandem with or as a substitution for another award, the per share exercise price may be no lower than the fair market value of a Common Share on the date such other award was granted (to the extent consistent with Sections 422 and 424 of the Code in the case of options intended as incentive stock options); and (b) in any other circumstances, a nonqualified stock option may be granted with a per share exercise price that is less than the fair market value of a Common Share on the date of grant, provided that any shares delivered in respect of such option shall be charged against the limit of Section 4.2(c) (the limit on full-value awards) as well as any other applicable limit under Section 4.2. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2  Additional Rules Applicable to ISOs.  To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Shares subject to ISOs under this Plan and shares subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which Common Shares are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) outstanding Common Shares possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3  Share Appreciation Rights.  A share appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Shares, equal to the excess of the fair market value of a specified number of Common Shares on the date the SAR is exercised over the fair market value of a Common Share on the date the SAR was granted (the “base price”) as set forth in the applicable award agreement, except as follows: (a) in the case of a SAR granted retroactively in tandem with or as a substitution for another award, the base price may be no lower than the fair market value of a Common Share on the date such other award was granted; and (b) in any other circumstances, a SAR may be granted with a base price that is less than the fair market value of a Common Share on the date of grant, provided that any shares actually delivered in respect of such award shall be charged against the limit of Section 4.2(c) (the limit on full-value awards) as well as any other applicable limit under Section 4.2. The maximum term of an SAR shall be ten (10) years.

5.1.4  Other Awards.  The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Shares, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Shares and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

5.1.5  Minimum Vesting Requirements.  Except for any accelerated vesting required or permitted pursuant to Section 7 and except as otherwise provided in the following provisions of this Section 5.1.5, and subject to such additional vesting requirements or conditions as the Administrator may establish with respect to the award, each award granted under this Plan that is a Full-Value Award and payable in Common Shares shall be subject to the following minimum vesting requirements: (a) if the award includes a performance-based vesting condition, the award shall not vest earlier than the first anniversary of the date of grant of the award and vesting shall occur only if the award holder is employed by, a director of, or otherwise providing services to the Corporation or one of its Subsidiaries on such vesting date; and (b) if the award does not include a performance-based vesting condition, the award shall not vest more rapidly than in monthly installments over the three-year period immediately following the date of grant of the award and vesting of any vesting installment of the award shall occur only if the award holder is employed by, a director of, or otherwise providing services to the Corporation or one of its Subsidiaries on the date such installment is scheduled to vest; provided that the Administrator may accelerate or provide in the applicable award agreement for the accelerated vesting of any Full-Value Award in connection with a change in control of the award holder’s employer (or a parent thereof) or of the reportable segment of the Corporation that employs the award holder, the termination of the award holder’s employment (including a termination of employment due to the award holder’s death, disability or retirement, but not including a termination of employment by the award holder’s employer for cause), or as consideration or partial consideration for a release by the award holder of pending or threatened claims against the Corporation, the award holder’s employer, or any of their respective officers, directors or other affiliates (regardless of whether the release is given in connection with a termination of employment by the award holder’s employer for cause or other circumstances). The Administrator may, however, accelerate or provide in the applicable award agreement for the accelerated vesting of any Full-Value Award in circumstances not contemplated by the preceding sentence, and/or provide for a vesting schedule that is shorter than the minimum schedule contemplated by the preceding sentence, in such circumstances as the Administrator may deem appropriate; provided, however, that the portion of any such Full-Value Award that vests earlier than the minimum vesting dates that would be applicable pursuant to the minimum vesting requirements of the preceding sentence (or, as to any accelerated vesting, provides for accelerated vesting other than in the circumstances contemplated by the preceding sentence) shall count against the applicable share limits of Section 4.2 as a Special Full-Value Award.

5.2  Section 162(m) Performance-Based Awards.  Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARS granted with an exercise or base price not less than the fair market value of a Common Share at the date of grant (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARS, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Award. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1  Class; Administrator.  The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2  Performance Goals.  The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARS) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total shareholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3  Form of Payment; Maximum Performance-Based Award.  Grants or awards under this Section 5.2 may be paid in cash or Common Shares or any combination thereof. Grants of Qualifying Options and Qualifying SARS to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of Common Shares which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARS, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 2,000,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to Common Shares and granted to that participant in any one calendar year shall not exceed $5,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.

5.2.4  Certification of Payment.  Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARS) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5  Reservation of Discretion.  The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6  Expiration of Grant Authority.  As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARS) shall terminate upon the first meeting of the Corporation’s shareholders that occurs in the fifth year following the year in which the Corporation’s shareholders first approve this Plan.

5.3  Award Agreements.  Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Corporation and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4  Deferrals and Settlements.  Payment of awards may be in the form of cash, Common Shares, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5  Consideration for Common Shares or Awards.  The purchase price for any award granted under this Plan or the Common Shares to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned Common Shares;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable law. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation. Common Shares used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise.

5.6  Definition of Fair Market Value.  For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) of a Common Share as reported on the composite tape for securities listed on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Shares were made on the Exchange on that date, the closing price (in regular trading) of a Common Share as reported on said composite tape for the next preceding day on which sales of Common Shares were made on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) of a Common Share as reported on the composite tape for securities listed on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a Common Share as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day. If the Common Shares are no longer listed or are no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Shares shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7  Transfer Restrictions.

5.7.1  Limitations on Exercise and Transfer.  Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2  Exceptions.  The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

5.7.3  Further Exceptions to Limits on Transfer.  The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a) transfers to the Corporation,

(b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c) subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d) if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e) the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8  International Awards.  One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.	EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1  General.  The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2  Events Not Deemed Terminations of Service.  Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3  Effect of Change of Subsidiary Status.  For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.	ADJUSTMENTS; ACCELERATION

7.1  Adjustments.

(a) Subject to Section 7.1(b), upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Shares; or any exchange of Common Shares or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Shares; then the Administrator shall equitably and proportionately adjust (1) the number and type of Common Shares (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of Common Shares (or other securities or property), subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

(b) Upon the occurrence of any of the following: any merger, combination, consolidation or other reorganization; any exchange of Common Shares or other securities of the Corporation; a sale of all or substantially all the business, shares or assets of the Corporation; a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Shares); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Shares upon or in respect of such event.

(c) The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARS or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

(d) Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2  Automatic Acceleration of Awards.  Upon a dissolution of the Corporation or other event described in Section 7.1 that the Corporation does not survive (or does not survive as a public Corporation or one of its Subsidiaries in respect of its Common Shares), then each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award, or the award would otherwise continue in accordance with its terms, in the circumstances.

7.3  Possible Acceleration of Awards.  Without limiting Section 7.2, in the event of a Change in Control Event (as defined below), the Administrator may, in its discretion, provide that any outstanding option or SAR shall become fully vested, that any share of restricted stock then outstanding shall fully vest free of restrictions, and that any other award granted under this Plan that is then outstanding shall be payable to the holder of such award. The Administrator may take such action with respect to all awards then outstanding or only with respect to certain specific awards identified by the Administrator in the circumstances. For purposes of this Plan, “Change in Control Event” means any of the following:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding Common Shares of the Corporation

(the “Outstanding Company Common Shares”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

7.4  Early Termination of Awards.  Any award that has been accelerated as required or contemplated by Section 7.2 or 7.3 (or would have been so accelerated but for Section 7.5, 7.6 or 7.7) shall terminate upon the related event referred to in Section 7.2 or 7.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of options and SARS that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARS in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

7.5  Other Acceleration Rules.  Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 7.2, 7.3, 7.4 and/or 7.6 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.6  Possible Rescission of Acceleration.  If the vesting of an award has been accelerated expressly in anticipation of an event or upon shareholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards.

7.7  Golden Parachute Limitation.  Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall an award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Corporation or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Corporation or one of its Subsidiaries because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or one of its Subsidiaries that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

8.	OTHER PROVISIONS

8.1  Compliance with Laws.  This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of Common Shares, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2  Employment Status.  No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3  No Employment/Service Contract.  Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4  Plan Not Funded.  Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Common Shares, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5  Tax Withholding.  Upon any exercise, vesting, or payment of any award or upon the disposition of Common Shares acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a) require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b) deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of Common Shares under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator’s approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

8.6  Effective Date, Termination and Suspension, Amendments.

8.6.1  Effective Date.  This Plan is effective as of June 28, 2004, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to shareholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2  Board Authorization.  The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3  Shareholder Approval.  To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

8.6.4  Amendments to Awards.  Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

8.6.5  Limitations on Amendments to Plan and Awards.  No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7  Privileges of Share Ownership.  Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of share ownership as to any Common Shares not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

8.8  Governing Law; Construction; Severability.

8.8.1  Choice of Law.  This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of California, except to the extent that the laws of British Columbia are applicable as the jurisdiction of incorporation of the Corporation.

8.8.2  Severability.  If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3  Plan Construction.

(a) Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b) Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARS granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

8.9  Captions.  Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10  Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.  Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARS, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Shares in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11  Non-Exclusivity of Plan.  Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

8.12  No Corporate Action Restriction.  The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13  Other Company Benefit and Compensation Programs.  Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

PROXY LIONS GATE ENTERTAINMENT CORP. 1055 West Hastings Street, Suite 2200 Vancouver, British Columbia V6E 2E9 THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS COMMON SHARES The undersigned holder of Common Shares of Lions Gate Entertainment Corp., a British Columbia company (the “Company”), hereby appoints Michael Burns, Jon Feltheimer, James Keegan and Wayne Levin, and each of them, or in the place of the foregoing, ___(print name), as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse, all of the Common Shares of the Company that the undersigned is entitled to vote at the 2007 Annual General Meeting of Shareholders of the Company, to be held at the Four Seasons Hotel, Windows West Room, 21 Avenue Road, Toronto, Ontario, M5R 2G1, on Tuesday, September 11, 2007, beginning at 10:00 a.m., local time, or at any continuations, adjournments or postponements thereof. If the shareholder does not want to appoint the persons named in the instrument of proxy, he should strike out his name and insert in the blank space provided the name of the person he wishes to act as his proxy. Such other person need not be a shareholder of the Company. This form of proxy must be completed, dated and signed and returned by mail in the envelope provided for that purpose, or by fax to (416) 368-3976. To be effective, proxies must be received by 1:00 p.m. (Eastern Daylight Time) on September 10, 2007 by CIBC Mellon Trust Company, Proxy Department, PO Box 721, Agincourt, Ontario M1S 0A1. (Continued, and to be marked, dated and signed, on the other side) Address Change/Comments (Mark the corresponding box on the reverse side)
Detach here from proxy voting card Shareholder Information Available On Line AnswerLine – secure investor access on the Internet 24 hours a day, 7 days a week Choose your own ID and Password Register at www.cibcmellon.com/answerlineregistration Need assistance? Call us at 1-800-387-0825 With AnswerLine, you can: • View share balances and transaction history • View dividend payment or reinvestment history • See certificated and non-certificated positions • Check the status of a dividend payment • Check the latest available value of your holdings • Access forms to update your account information ANSWERLINE® CIBC Mellon CIBC Mellon Trust Company is a licensed user of the CIBC and Mellon trademarks.

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. Mark Here for Address IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “ FOR” ALL OF THE PROPOSALS. Change or Comments PLEASE SEE REVERSE SIDE WITHHELD FOR FOR ALL FOR AGAINST ABSTAIN 1.Election of Directors 2. Proposal to re-appoint Ernst & Young LLP as the independent registered public accounting Firm for the Company. The nominees proposed by the management of the Company are: 01 Norman Bacal 07 Laurie May 3. Proposal to approve an increase in the number of common shares reserved for issuance under the Lions Gate Entertainment Corp. 2004 Performance Incentive Plan. 02 Michael Burns 08 G. Scott Paterson 03 Arthur Evrensel 09 Daryl Simm 04 Jon Feltheimer 10 Hardwick Simmons 05 Morley Koffman 11 Brian V. Tobin 4. In their discretion, the proxies are authorized to vote upon such other business as 06 Harald Ludwig may properly come before the meeting or at any continuations, adjournments or postponements thereof. Vote for the election of all the nominees listed above (except those whose names the undersigned has deleted). The undersigned hereby acknowledges receipt of (i) the Notice of Annual General Meeting of Shareholders, (ii) the Proxy Statement and (iii) the Company’s 2007 Annual Report to Shareholders. IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized offi cer. If a partnership, please sign in partnership name by authorized person. Signature Signature Date PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. ~ Detach here from proxy voting card ~ You can view the Annual Report and Proxy Statement on the internet at: http://www.sedar.com

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LIONS GATE ENTERTAINMENT CORP.

Dear Shareholder:

As a shareholder of Lions Gate Entertainment Corp., you are entitled to receive our interim financial statements, annual financial statements, or both. If you wish to receive them, please either complete and return this card by mail or submit your request online (see address below). Your name will then be placed on the Supplemental Mailing List maintained by our Transfer Agent and Registrar, CIBC Mellon Trust Company.

As long as you remain a non-registered shareholder/unitholder, you will receive this card each year and will be required to renew your request to receive these financial statements. If you have any questions about this procedure, please contact CIBC Mellon Trust Company by phone at 1-800-387-0825 or (416) 643-5500 or at www.cibcmellon.com/InvestorInquiry.

We encourage you to submit your request online at www.cibcmellon.com/FinancialStatements. Our Company Code Number is 1024.

NOTE:  Do not return this card by mail if you have submitted your request online.

REQUEST FOR FINANCIAL STATEMENTS

TO: CIBC Mellon Trust Company

Please add my name to the Supplemental Mailing List for Lions Gate Entertainment Corp. and send me their financial statements as indicated below:

Interim Financial Statements	☐

(Please Print)

Name

Address

Postal Code/Zip Code

1024supp